                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]CONFIDENTIAL, FOR USE OF THE
[_]Preliminary Proxy Statement               COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
    -------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

    -------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:
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  (2) Aggregate number of securities to which transaction applies:
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  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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  (4) Proposed maximum aggregate value of transaction:
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  (5) Total fee paid:
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[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
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  (2) Form, Schedule or Registration Statement No.:
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

LOGO
                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
                                 1585 BROADWAY
                           NEW YORK, NEW YORK 10036

                                                              February 20, 1998

Dear Stockholder:

  You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Morgan Stanley, Dean Witter, Discover & Co. The meeting will be held on Tuesday, March 24, 1998 at 2:00 PM at the Hyatt Regency Grand Cypress Hotel, One Grand Cypress Boulevard, Orlando, Florida. We hope that you will be able to attend.

  Enclosed you will find a notice setting forth the business expected to come before the meeting, the Proxy Statement, a form of proxy and a copy of the Company's 1997 Annual Report.

  Whether or not you plan to attend the meeting in person, your shares should be represented and voted at the meeting. After reading the enclosed Proxy Statement, kindly complete, sign, date and promptly return the proxy in the enclosed self-addressed envelope. No postage is required if it is mailed in the United States. Returning the proxy will not preclude you from voting in person at the meeting should you later decide to do so.

  Your cooperation in promptly signing, dating and returning your proxy card is greatly appreciated.

Very truly yours,

/s/ Philip J. Purcell                     /s/ John J. Mack
Philip J. Purcell                         John J. Mack
Chairman and Chief Executive              President and Chief Operating
Officer                                   Officer

                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
                                 1585 BROADWAY
                           NEW YORK, NEW YORK 10036

                               ----------------

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

                                                              February 20, 1998

  The 1998 Annual Meeting of Stockholders of Morgan Stanley, Dean Witter, Discover & Co. (the "Company") will be held at the Hyatt Regency Grand Cypress Hotel, One Grand Cypress Boulevard, Orlando, Florida on Tuesday, March 24, 1998 at 2:00 PM for the following purposes:

    1. To elect to the Board of Directors for a three-year term one class of directors, consisting of four (4) directors.

    2. To consider and vote upon the proposal to amend the Company's Certificate of Incorporation to change the Company's name to "Morgan Stanley Dean Witter & Co."

    3. To ratify the selection of Deloitte & Touche llp as the Company's independent auditors for the 1998 fiscal year.

    4. To transact such other business as may properly come before the meeting.

  The record date for the determination of the stockholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, is the close of business on January 26, 1998. Additional information regarding the matters to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ Christine A. Edwards
                                          Christine A. Edwards
                                          Executive Vice President,
                                          Chief Legal Officer and Secretary

             PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE
                              ENCLOSED ENVELOPE.

                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
                                 1585 BROADWAY
                           NEW YORK, NEW YORK 10036

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                                MARCH 24, 1998

                               ----------------

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Morgan Stanley, Dean Witter, Discover & Co., a Delaware corporation (the "Company"), to be used at the 1998 Annual Meeting of Stockholders of the Company on Tuesday, March 24, 1998 at 2:00 PM and at any adjournments or postponements of the Annual Meeting. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to stockholders is February 20, 1998.

  Holders of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), as of the close of business on January 26, 1998 will be entitled to vote at the Annual Meeting. On that date, there were 605,394,651 shares of Common Stock outstanding (excluding treasury shares), each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting. In addition, on January 26, 1998, there were 3,642,149 outstanding shares of the Company's ESOP Convertible Preferred Stock (the "ESOP Stock"), each of which is entitled to 4.455 votes with respect to each matter to be voted on at the Annual Meeting. Generally, the Common Stock and the ESOP Stock vote together as a single class.

  A proxy in the accompanying form that is properly executed, duly returned and not subsequently revoked will be voted in accordance with instructions on it. If no instructions are given with respect to the matters to be acted on, proxies will be voted as follows: FOR the election of the nominees for directors named below, FOR the approval of an amendment (the "Name Change Amendment") to the Company's Certificate of Incorporation changing the Company's corporate name to "Morgan Stanley Dean Witter & Co.", FOR the ratification of the appointment of Deloitte & Touche llp as independent auditors of the Company for the 1998 fiscal year and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the meeting.

  A stockholder executing a proxy (other than a proxy granted pursuant to the Voting Agreements referred to below) may revoke it at any time before it is exercised by giving written notice to the Executive Vice President, Chief Legal Officer and Secretary of the Company, by subsequently filing another proxy or by attending the Annual Meeting and voting in person. Merely attending the Annual Meeting will not revoke your proxy.

  Participants in the Dean Witter START Plan (Saving Today Affords Retirement Tomorrow) (the "DW START") and the SPS Transaction Services, Inc. START Plan (Saving Today Affords Retirement Tomorrow) (the "SPS START") may, on or before March 19, 1998, instruct the trustee of the DW START and the SPS START as to the voting of Common Stock in their accounts in the DW START and SPS START, respectively. If timely voting instructions are not received, the trustee of the DW START and SPS START will, subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), vote all shares for which timely instructions have not been received in direct proportion to the voting of shares for which timely instructions are received. In addition, participants in the Morgan Stanley, Dean Witter, Discover & Co. and Subsidiaries Employee Stock Ownership Plan (the "ESOP") may, on or before March 20, 1998, instruct the trustee of the ESOP as to the voting of ESOP Stock allocated to their ESOP accounts. The ESOP trustee will, subject to the requirements of ERISA, vote the ESOP Stock that is not allocated to participant accounts in the same proportion as the allocated shares of ESOP Stock for which voting instructions are received.

  The presence, in person or by proxy, of a majority of the combined voting power of the outstanding shares of Common Stock and ESOP Stock shall constitute a quorum for the transaction of business at the Annual Meeting. The election of directors requires a plurality of the votes cast. The Name Change Amendment requires the affirmative vote of a majority of the combined voting power of the outstanding shares of Common Stock and ESOP Stock voting together as a single class. The ratification of the appointment of Deloitte & Touche llp as the Company's independent auditors requires the affirmative vote of a majority of the combined voting power of the shares of Common Stock and ESOP Stock represented at the Annual Meeting and entitled to vote thereon.

  Abstentions may be specified on all proposals except the election of directors. Abstentions will be counted as present for purposes of the item on which the abstention is noted and, thus, have the effect of a vote against the proposal. With regard to the election of directors, votes may be cast in favor or withheld with respect to any or all nominees; votes that are withheld will be excluded entirely from the vote and will have no effect. Under the rules of the New York Stock Exchange, Inc. ("NYSE"), brokers who hold shares in street name for customers have the authority to vote on certain items in the event that they have not received instructions from beneficial owners. Brokers (other than the Company's wholly owned subsidiaries, Morgan Stanley & Co. Incorporated ("MS&Co.") and Dean Witter Reynolds Inc. ("DWR")) that do not receive instructions are entitled to vote on the proposals presented in this Proxy Statement. Under NYSE policy, if MS&Co. or DWR does not receive instructions, each is entitled to vote such shares only in the same proportion as the shares represented by votes cast by all record holders with respect to each such proposal. In the event of a broker non-vote with respect to any proposal coming before the Annual Meeting arising from the absence of authorization by the beneficial owner to vote as to that proposal if such proposal requires specific authorization, the proxy will be counted as present for purposes of determining the existence of a quorum, but, with respect to any issue requiring the affirmative vote of a majority of the voting power of the shares represented at the Annual Meeting, will not be deemed as present and entitled to vote as to that proposal for purposes of determining the total number of shares of which a majority is required for adoption and, with respect to any issue requiring the affirmative vote of a majority of the total outstanding voting power of the Company, will have the practical effect of a negative vote.

  The Company will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of the Company by telephone or other means of communication and by Georgeson & Company Inc. ("Georgeson"). Directors, officers and employees will receive no additional compensation for such solicitation, and Georgeson will receive a fee of $19,000 for its services. The Company will reimburse brokers, including MS&Co. and DWR, and other nominees for costs incurred by them in mailing proxy materials to beneficial holders in accordance with the rules of the NYSE.

  On May 31, 1997, Morgan Stanley Group Inc. ("Morgan Stanley Group") merged with and into Dean Witter, Discover & Co. ("Dean Witter Discover") in a merger of equals (the "Merger"). At that time, Dean Witter Discover changed its corporate name to Morgan Stanley, Dean Witter, Discover & Co. References to the Company include Dean Witter Discover prior to the Merger.

  Prior to the Merger, Dean Witter Discover's fiscal year ended on December 31 and Morgan Stanley Group's fiscal year ended on November 30. After the Merger, the Company adopted the fiscal year-end of November 30. As used herein, "Fiscal 1997" refers to the twelve-month period from December 1, 1996 to November 30, 1997; "Fiscal 1996" refers to the twelve-month period from January 1, 1996 to December 31, 1996; and "Fiscal 1995" refers to the twelve-month period from January 1, 1995 to December 31, 1995. All information regarding the Common Stock has been adjusted to reflect the Company's stock splits.

The Voting Agreements

  Certain stockholders hold their shares of Common Stock subject to agreements relating to, among other things, the voting and disposition of such shares. Such agreements include a Stockholders' Agreement dated as of February 14, 1986, as amended (the "Stockholders' Agreement"), among Morgan Stanley Group and those persons who were stockholders (the "Recapitalization Signatories") of Morgan Stanley Group at that time (all of whom were Managing Directors or Principals of MS&Co. at such time), certain agreements (the "MAS Agreements") between Morgan Stanley Group and certain former general partners of Miller Anderson &

Sherrerd, LLP, and certain agreements (the "VKAC Agreements") between the Company and certain senior officers of Van Kampen American Capital, Inc. Such agreements also include various voting agreements (such agreements, together with the Stockholders' Agreement, the MAS Agreements and the VKAC Agreements, the "Voting Agreements") entered into by Morgan Stanley Group and the Company with certain employees and/or a trustee for a trust that holds shares of Common Stock on behalf of such employees (together with the Recapitalization Signatories, the "Signatories") in connection with certain grants to such employees of stock awards, stock unit awards and/or option awards under the 1995 Equity Incentive Compensation Plan (the "1995 EICP") and the 1988 Equity Incentive Compensation Plan (the "1988 EICP") and options and performance units under other plans. Pursuant to the Merger, the Company succeeded to all of the rights and obligations of Morgan Stanley Group under the Voting Agreements. Shares of ESOP Stock are not subject to any of the Voting Agreements.

  The Voting Agreements, which will cease to have further effect on May 31, 2022, provide that before any vote of the stockholders of the Company occurs, a preliminary vote (the "Preliminary Vote") will be taken at which each Signatory who is an employee of the Company on such date may vote all of his or her shares of Common Stock subject to the Voting Agreements in such manner as such Signatory may determine in his or her sole discretion. At any meeting of the stockholders called to vote with respect to any corporate action, a Signatory who was an employee of the Company at the time of the Preliminary Vote must, if such Signatory desires to vote the Signatory's shares of Common Stock that are subject to the Voting Agreements, vote such shares in accordance with the vote of the majority of the shares of Common Stock voted in the Preliminary Vote. In addition, a trustee for a trust that holds shares of Common Stock corresponding to stock units awarded under the 1988 EICP or the 1995 EICP (including any such stock units awarded to former employees who do not participate in the Preliminary Vote) must vote the shares of Common Stock that are in the trust in accordance with the majority of the shares of Common Stock voted in the Preliminary Vote. Signatories who are no longer employed by the Company on the date of the Preliminary Vote are not required to vote shares of Common Stock in accordance with the vote of the majority of the shares of Common Stock voted in the Preliminary Vote. At January 26, 1998, 80,642,355 shares of Common Stock (constituting approximately 12.97% of the votes that are entitled to be cast at the Annual Meeting) were subject to voting restrictions contained in the Voting Agreements. A Preliminary Vote with respect to the proposals presented in this Proxy Statement will be taken on or about March 12, 1998.

  Except as otherwise determined by the Company's Board of Directors and subject to applicable legal requirements, Recapitalization Signatories may only dispose of or transfer in accordance with the terms of the Stockholders' Agreement any shares of Common Stock they received in the Merger in exchange for shares of the common stock of Morgan Stanley Group they acquired in connection with the 1986 recapitalization of Morgan Stanley Group and certain other shares. A Recapitalization Signatory's ability to dispose of such shares depends upon his or her age and the amount of such shares of which he or she has previously disposed. Restrictions on disposition are in effect only while the Recapitalization Signatory remains an employee of the Company.

                             ELECTION OF DIRECTORS

Introduction

  The Board of Directors of the Company is divided into three classes. At each annual meeting of the stockholders of the Company commencing with this Annual Meeting, a class of directors shall be elected for a term expiring at the third succeeding annual meeting of stockholders after their election, to succeed that class of directors whose terms then expire. Each director shall hold office until his or her successor has been duly elected and qualified, or the director's earlier resignation, death or removal.

  Based on the recommendation of its Nominating and Directors Committee, the Board of Directors proposes the election as directors of the four persons named below under "Nominees for Election to the Board of Directors For a Three-Year Term Expiring in 2001," to hold office for a term ending at the annual meeting of stockholders to be held in 2001. The Company has inquired of each nominee and has ascertained that each will serve if elected. The remaining ten directors named below will continue in office. While the Board of Directors does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons designated by the Board of Directors.

  All nominees are current directors of the Company. Set forth below is a brief description of the background of the nominees for election as directors and directors continuing in office.

Nominees for Election to the Board of Directors For a Three-Year Term Expiring in 2001

ROBERT P. BAUMAN

  Mr. Bauman, age 67, has been a director since May 1997 and served as a director of Morgan Stanley Group from April 1996 to May 1997. Mr. Bauman has been the non-executive Chairman of British Aerospace PLC since May 1994 and the Deputy Chairman and non-executive director of BTR PLC, a manufacturing and engineering business with global operations, since October 1997. He served as Chief Executive Officer of SmithKline Beecham Plc from 1989 until April 1994. Mr. Bauman is also a director of CIGNA Corporation and Union Pacific Corporation. Mr. Bauman has been a non-executive director of Reuters Holdings PLC since March 1994.

EDWARD A. BRENNAN

  Mr. Brennan, age 64, has been a director since May 1997 and served as a director of Dean Witter Discover from February 1993 to May 1997. Mr. Brennan is the former Chairman of the Board, President and Chief Executive Officer of Sears, Roebuck and Co. ("Sears"), having served in such capacities for more than five years until his retirement in August 1995. Mr. Brennan is also a director of AMR Corporation, Minnesota Mining and Manufacturing Company, The Allstate Corporation ("Allstate"), Unicom Corporation, Dean Foods Company and The SABRE Group Holdings, Inc.

DIANA D. BROOKS

  Mrs. Brooks, age 47, has been a director since December 1997. Mrs. Brooks has served since April 1994 as the President and Chief Executive Officer of Sotheby's Holdings, Inc., parent company of the world-renowned auction house with global operations. Previously, Mrs. Brooks served as President and Chief Executive Officer of Sotheby's Worldwide from April 1993 to April 1994 and of Sotheby's North America from November 1992 to April 1993.

CLARENCE B. ROGERS, JR.

  Mr. Rogers, age 68, has been a director since May 1997 and served as a director of Dean Witter Discover from February 1993 to May 1997. Mr. Rogers has served since October 1992 as Chairman of the Board of

Equifax Inc., a provider of information-based administrative services. Mr. Rogers served as Chief Executive Officer of Equifax for more than five years until December 1995. He is also a director of Sears, Briggs & Stratton Corporation, Oxford Industries, Inc., ChoicePoint Inc. and Teleport Communications Group, Inc.

  THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL FOUR NOMINEES TO THE BOARD OF DIRECTORS.

Directors Continuing in Office -- Term Expiring in 1999

THOMAS C. SCHNEIDER

  Mr. Schneider, age 60, has been Executive Vice President, Chief Strategic and Administrative Officer and a director since May 1997 and served as Executive Vice President and Chief Financial Officer of Dean Witter Discover from 1987 to May 1997. Mr. Schneider is also Chairman of SPS Transaction Services, Inc., a 74% owned indirect subsidiary of the Company ("SPSTSI").

RICHARD B. FISHER

  Mr. Fisher, age 61, has been a director and Chairman of the Executive Committee of the Board of Directors since May 1997. He served as Chairman of the Board of Directors and Managing Director of Morgan Stanley Group from January 1991 to May 1997 and as a Director of Morgan Stanley Group from July 1975 to December 1990. Mr. Fisher has served as Chairman of the Board of Directors of MS&Co. since January 1991.

MILES L. MARSH

  Mr. Marsh, age 50, has been a director since May 1997 and served as a director of Dean Witter Discover from December 1996 to May 1997. Mr. Marsh has served as Chairman and Chief Executive Officer of Fort James Corporation, a manufacturer and marketer of consumer paper products, since August 1997, when it was created upon the merger of Fort Howard Corporation and James River Corporation of Virginia. From January 1996 until August 1997, he served as Chairman of James River and was James River's President and Chief Executive Officer from October 1995 until August 1997. From March 1991 to February 1995, Mr. Marsh served as Chairman and Chief Executive Officer of Pet Inc., a leading prepared foods company. Mr. Marsh is also a director of GATX Corporation and Whirlpool Corporation.

LAURA D'ANDREA TYSON

  Dr. Tyson, age 50, has been a director since May 1997 and served as a director of Morgan Stanley Group from April 1997 to May 1997. Dr. Tyson has been the Class of 1939 Professor of Economics and Business Administration at the University of California, Berkeley since January 1997. Dr. Tyson served in the first Clinton Administration from January 1993 through March 1995 as the 16th Chair of the White House Council of Economic Advisors, and from April 1995 through December 1996 as Chair of the President's National Economic Council and the President's National Economic Advisor. She is also a director of Ameritech Corporation and Eastman Kodak Company.

Directors Continuing in Office -- Term Expiring in 2000

PHILIP J. PURCELL

  Mr. Purcell, age 54, has been Chairman of the Board and Chief Executive Officer since May 1997 and served as Chairman of the Board and Chief Executive Officer of Dean Witter Discover from 1986 to May 1997. Mr. Purcell is also a director of SPSTSI and is a director or trustee of approximately 87 registered investment companies for which Dean Witter InterCapital Inc., a wholly owned subsidiary of the Company, serves as investment manager or investment adviser.

JOHN J. MACK

  Mr. Mack, age 53, has been President, Chief Operating Officer and a director since May 1997 and served as President of Morgan Stanley Group from June 1993 to May 1997. From March 1992 until the Merger, he served as Chairman of the Operating Committee of Morgan Stanley Group, which was responsible for management of that corporation. Mr. Mack served as a director and a Managing Director of Morgan Stanley Group from December 1987 to May 1997.

DANIEL B. BURKE

  Mr. Burke, age 69, has been a director since May 1997 and served as a director of Morgan Stanley Group from February 1994 to May 1997. He served as Chief Executive Officer of Capital Cities/ABC, Inc. from 1990 until he retired in February 1994. He also served as President and Chief Operating Officer of that corporation from 1986 until February 1994 and was one of its directors from 1967 until February 1996. Mr. Burke is also a director of Consolidated Rail Corporation, Darden Restaurants, Inc., Rohm and Haas Company and The Washington Post Company.

C. ROBERT KIDDER

  Mr. Kidder, age 53, has been a director since May 1997 and served as a director of Dean Witter Discover from July 1993 to May 1997. Mr. Kidder has served since January 1995 as Chairman of the Board and Chief Executive Officer of Borden, Inc., a consumer and specialty products company. He served from August 1991 to October 1994 as Chairman and Chief Executive Officer of Duracell International Inc., a consumer battery company. Mr. Kidder is also a director of AEP Industries Inc. and Electronic Data Systems Corporation.

MICHAEL A. MILES

  Mr. Miles, age 58, has been a director since May 1997 and served as director of Dean Witter Discover from February 1993 to May 1994 and from January 1995 to May 1997. Mr. Miles has served since January 1995 as a special limited partner in Forstmann Little & Company, a private investment firm with interests in electronics, aerospace, publishing and other industries. From September 1991 to July 1994, he was the Chairman of the Board and Chief Executive Officer of Philip Morris Companies Inc., a holding company engaged primarily in the manufacture and sale of various consumer products. He is also a director of Sears, Allstate, Time Warner Inc. and Dell Computer Corporation.

ALLEN E. MURRAY

  Mr. Murray, age 69, has been a director since May 1997 and served as a director of Morgan Stanley Group from November 1992 to May 1997. Mr. Murray served as Chairman of the Board of Directors and Chief Executive Officer of Mobil Corporation from February 1986 until his retirement in March 1994, and as one of its directors from May 1977 until March 1994. Mr. Murray also served as President and Chief Operating Officer of that corporation from November 1984 until March 1993. He is also a director of Lockheed Martin Corporation, Metropolitan Life Insurance Company and Minnesota Mining and Manufacturing Company.

Board of Directors Meetings and Committees

  The Board of Directors held eight (8) meetings during Fiscal 1997. The Company has standing Audit, Compensation and Nominating and Directors Committees.

  The Audit Committee, among other things, confers with the Company's independent auditors and internal auditors concerning their respective audits and reviews the accounting principles employed in financial reporting. Messrs. Brennan (Chair), Kidder and Murray and Dr. Tyson are the members of the Audit Committee. Prior to the Merger, Dean Witter Discover's Board of Directors had an Audit Committee with substantially similar responsibilities, the members of which were Mr. Alfred C. DeCrane, Ms. Nancy Kassebaum Baker, Mrs. Sybil A. Mobley and Mr. Rogers. The Audit Committee held two (2) meetings and the Dean Witter Discover Audit Committee held two (2) meetings during Fiscal 1997.

  The Compensation Committee, among other things, determines the compensation policies applicable to the senior officers of the Company and establishes the total compensation for each senior officer in light of these policies. The Compensation Committee also addresses questions of interpretation, administration and application of the Company's employee benefit plans. The members of the Compensation Committee are Messrs. Burke (Chair), Brennan, Murray and Rogers. Prior to the Merger, Dean Witter Discover's Board of Directors had a Compensation Committee with substantially similar responsibilities, the members of which were Messrs. Brennan, Rogers, Kidder and Miles. During Fiscal 1997, the Compensation Committee held two (2) meetings and the Dean Witter Discover Compensation Committee held one (1) meeting.

  The Nominating and Directors Committee, among other things, evaluates and recommends candidates for election to the Company's Board of Directors and assesses the Board of Directors' performance not less frequently than every three (3) years, recommends director compensation and benefits philosophy and periodically reviews the Company's corporate governance profile. Messrs. Miles (Chair), Bauman, Burke and Marsh are the members of the Nominating and Directors Committee. Prior to the Merger, Dean Witter Discover's Board of Directors had a Directors Committee with substantially similar responsibilities, the members of which were Messrs. Miles, Robert M. Gardiner and Kidder. The Nominating and Directors Committee held one (1) meeting and the Dean Witter Discover Directors Committee did not meet during Fiscal 1997. The Company's current Bylaws include provisions setting forth specific conditions under which persons may be nominated as directors of the Company at an annual meeting of stockholders. A copy of such provision is available upon request to the Company's Executive Vice President, Chief Legal Officer and Secretary, 1585 Broadway, New York, New York 10036.

  During Fiscal 1997, each of the current directors attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the Committees on which he or she served (during the period that he or she served) except Mr. Murray and Dr. Tyson, each of whom became a director of the Company upon consummation of the Merger. Mr. Murray attended two of three Board of Directors meetings held after the Merger and one of two meetings held after the Merger by each of the Audit Committee and Compensation Committee. Dr. Tyson, who did not serve on any committees during Fiscal 1997, attended two of three meetings of the Board held after the Merger and became a member of the Audit Committee in December 1997.

Director Compensation

  Directors who are not employees of the Company or a Company affiliate ("Non-Employee Directors") receive annual cash retainers and meeting fees as follows:

       Board Member.................................................... $35,000
       Committee Chair.................................................   7,500
       Committee Member................................................   5,000
       Attendance at Board or Committee Meeting........................   1,000

  Non-Employee Directors also participate in the Company's Directors' Equity Capital Accumulation Plan ("DECAP"). Under DECAP, Non-Employee Directors receive formula-based awards of stock options covering 4,000 shares of Common Stock and a grant of 600 shares of Common Stock upon initially joining the Board of Directors and after each annual meeting of stockholders after which they continue to serve. DECAP further provides that each Non-Employee Director may elect to receive all or a portion of his or her annual cash retainers and meeting fees, on a current or deferred basis, in shares of Common Stock at a fair market value equal to the cash retainers or fees that would otherwise have been paid and may elect to defer receipt of formula-based Common Stock grants. Each Non-Employee Director also may elect under DECAP to receive options to purchase Common Stock in lieu of that director's annual $35,000 retainer. If a Non-Employee Director makes this election, the number of shares of Common Stock subject to each such option will be equal to the number of whole shares of Common Stock obtained by multiplying three by the quotient obtained by dividing $35,000 by the fair market value of a share of Common Stock on the award date. Non-Employee Directors are not eligible to receive retirement benefits from the Company.

  The Company matches certain charitable gifts to educational institutions made by Non-Employee Directors up to a maximum of $2,000 per year. During Fiscal 1997, the Company matched charitable gifts in the amount of $2,000 each on behalf of Mr. Rogers and Mr. Gardiner.

  Directors who are also employees of the Company or an affiliate are not entitled to any compensation for serving as a director of the Company.

                                STOCK OWNERSHIP

Stock Ownership of Management

  The following table sets forth, as of January 26, 1998, the beneficial ownership of the Company's capital stock and the common stock of SPSTSI, par value $.01 per share (the "SPS Common Stock"), by current directors, nominees for director, the Chief Executive Officer, each of the four other named executive officers, and all directors and executive officers of the Company as a group.

                                                         AMOUNT BENEFICIALLY
                                                               OWNED(/1/)
                                                       -------------------------
                                                         COMPANY        SPS
                                                       COMMON STOCK COMMON STOCK
                                                       ------------ ------------
NAME OF BENEFICIAL OWNER
------------------------
Philip J. Purcell(/2/)(/3/)(/5/)(/7/)(/8/).........      2,656,586     22,052(/6/)
John J. Mack(/2/)(/3/)(/4/)(/9/)...................      3,691,434        --
Thomas C. Schneider(/2/)(/3/)(/7)/(/8/)............      1,116,667      1,002
Richard B. Fisher(/2/)(/3/)(/4/)(/9/)..............      6,246,737        --
Robert P. Bauman(/10/).............................          7,018        --
Edward A. Brennan(/11/)(/12/)......................        134,007        --
Diana D. Brooks....................................            600        --
Daniel B. Burke(/10/)..............................         10,210        --
C. Robert Kidder(/12/).............................         22,600        --
Miles L. Marsh(/13/)...............................         11,000        --
Michael A. Miles(/12/).............................         29,394        --
Allen E. Murray(/10/)..............................         17,315        --
Clarence B. Rogers, Jr.(/12/)......................         29,186        --
Laura D'Andrea Tyson(/10/).........................          4,708        --
Christine A. Edwards(/2/)(/3/)(/7/)(/8/)...........        571,976      2,002
Robert G. Scott(/2/)(/3/)(/4/)(/9/)................      1,493,310        --
All executive officers and directors as a group (16
 persons)(/2/)(/3/)(/4/)(/14/).....................     16,042,748     25,056

--------
 (1) In each case, less than 1% of the shares outstanding based on 605,394,651 shares of the Company's Common Stock and 27,206,883 shares of SPS Common Stock, except that Mr. Fisher and all officers and directors as a group beneficially own approximately 1.03% and 2.65%, respectively, of the Company's Common Stock.

 (2) Except as otherwise disclosed below, the voting and disposition of the shares of Common Stock beneficially owned by the executive officers and Mr. Fisher are subject to the Voting Agreements. See "INTRODUCTION--The Voting Agreements."

 (3) Includes 56,055, 697,710, 10,834, 676,886, 9,771, 395,255 and 1,846,511
     shares of Common Stock underlying stock unit awards granted to Mr. Purcell, Mr. Mack, Mr. Schneider, Mr. Fisher, Mrs. Edwards, Mr. Scott and all current directors and executive officers as a group, respectively, as part of compensation pursuant to the 1995 EICP and the 1988 EICP. With respect to all such stock unit awards, an equivalent number of shares of Common Stock held in trust will be voted in accordance with the results of the Preliminary Vote.

 (4) Includes 4,830, 4,830, 4,830 and 14,490 shares of Common Stock into which shares of ESOP Stock are convertible that have been allocated to Messrs. Mack, Fisher, Scott and all current directors and executive officers as a group, respectively. Each share of ESOP Stock is convertible into 3.3 shares of Common Stock. Each share of ESOP Stock is entitled to 4.455 votes with respect to each matter to be voted on at the Annual Meeting. ESOP participants have the ability to direct the voting with respect to ESOP Stock allocated to them. Such shares are not subject to the Voting Agreements.

 (5) Includes 22,605 shares of Common Stock owned by Mr. Purcell's spouse and 11,269 shares held in custodial accounts on behalf of Mr. Purcell's children for which he is custodian, as to which Mr. Purcell disclaims beneficial ownership.

 (6) Includes 2,050 shares of SPS Common Stock held in custodial accounts on behalf of Mr. Purcell's children for which he is custodian, as to which Mr. Purcell disclaims beneficial ownership.

 (7) Includes 1,192,794, 616,489 and 222,833 shares of Common Stock beneficially held by Mr. Purcell, Mr. Schneider and Mrs. Edwards, respectively, that are not subject to the Voting Agreements.

 (8) Includes 1,407,737, 489,344 and 339,372 shares of Common Stock subject to options that are exercisable within 60 days after January 26, 1998 held by Mr. Purcell, Mr. Schneider and Mrs. Edwards, respectively, none of which will be subject to the Voting Agreements.

 (9) Includes 289,464, 282,331 and 100,366 shares of Common Stock subject to options that are exercisable within 60 days after January 26, 1998 held by Mr. Mack, Mr. Fisher, and Mr. Scott, respectively, all of which will be subject to the Voting Agreements.

(10) Includes 4,000 shares of Common Stock subject to options that are exercisable within 60 days after January 26, 1998.

(11) Includes 15,534 shares of Common Stock owned by Mr. Brennan's spouse as to which he has indirect investment and voting control.

(12) Includes 20,000 shares of Common Stock subject to options that are exercisable within 60 days after January 26, 1998.

(13) Includes 8,000 shares of Common Stock subject to options that are exercisable within 60 days after January 26, 1998.

(14) Includes 2,234,054 shares of Common Stock that are not subject to the Voting Agreements. Includes 3,012,614 shares of Common Stock subject to options that are exercisable within 60 days after January 26, 1998, of which 2,340,453 shares will not be subject to the Voting Agreements.

Principal Stockholders

  The following table sets forth certain information regarding each person or group of persons known to the Company as of January 26, 1998 to be the beneficial owner of more than 5% of any class of the Company's voting securities.

                                                    SHARES OF COMMON
                                                         STOCK
                                                   BENEFICIALLY OWNED
                                        ---------------------------------------
             NAME OF PERSONS OR
              IDENTITY OF GROUP           NUMBER                        PERCENT
             ------------------         -----------                     -------
      Signatories to Voting Agree-
       ments(/1/)...................... 100,269,868(/2/)(/3/)(/4/)(/5/)  16.56

--------
(1) The voting of the shares of Common Stock subject to the Voting Agreements is subject to the restrictions on voting contained therein. The information provided relates to the voting power of such securities. The Signatories to the Voting Agreements do not share dispositive power. See "INTRODUCTION--The Voting Agreements."

(2) Includes 20,890,218 shares of Common Stock that may be acquired upon the exercise of options that are exercisable within 60 days after January 26, 1998. Of these shares, 3,045,392 will not be subject to the Voting Agreements.

(3) Includes 41,543,138 shares of Common Stock, underlying stock unit awards granted pursuant to the 1995 EICP and the 1988 EICP, that will be voted in accordance with the results of the Preliminary Vote.

(4) Includes 4,517,266 shares of Common Stock that are not subject to the Voting Agreements.

(5) Does not include 562,587 shares of Common Stock into which shares of ESOP Stock allocated to the Signatories are convertible. Each share of ESOP Stock is convertible into 3.3 shares of Common Stock. Each share of ESOP Stock is entitled to 4.455 votes with respect to each matter to be voted on at the Annual Meeting. Such shares are not subject to the Voting Agreements.

                      COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

  The following table summarizes the compensation paid by the Company and its subsidiaries to the Chief Executive Officer and the Company's four other most highly compensated executive officers who were serving as executive officers at November 30, 1997 (the "named executive officers") for services rendered in all capacities to the Company and its subsidiaries for Fiscal 1997, Fiscal 1996 and Fiscal 1995. Amounts reported for Messrs. Mack and Scott include compensation received from Morgan Stanley Group prior to the Merger.

                          SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                      ANNUAL COMPENSATION                           COMPENSATION
                           -------------------------------------------------    -----------------------------
                                                                                RESTRICTED         SECURITIES
NAME AND                                                        OTHER ANNUAL      STOCK            UNDERLYING
PRINCIPAL         FISCAL                                        COMPENSATION     AWARD(S)           OPTIONS/
POSITION         YEAR(/1/) SALARY($)(/2/)   BONUS($)(/2/)           ($)            ($)              SARS(#)
---------        --------- --------------   -------------       ------------    ----------         ----------
Philip J.          1997       $775,000(/3/)  $9,698,750           $799,996(/4/) $3,135,577(/5/)      126,126(/6/)
Purcell                                                                                              330,000(/7/)
Chairman of the                                                                                      663,875(/8/)
Board                                                                                              ---------
and Chief                                                                                          1,120,001
Executive
Officer


                   1996        750,000        2,560,000                --          895,405(/10/)         --
                   1995        725,000        2,240,000                --          705,576(/10/)     850,000(/11/)
John J. Mack       1997       $775,000       $9,698,750                --       $3,135,577(/5/)      126,126(/6/)
President and      1996        550,000        5,771,875(/13/)          --        4,154,366(/14/)     299,636(/15/)
Chief              1995        456,575        4,140,308(/13/)          --        2,046,186(/14/)         --
Operating
Officer
Robert G. Scott    1997       $300,000       $4,956,875                --       $1,553,944(/5/)       62,505(/6/)
Executive Vice                                                                                       206,304(/17/)
President and                                                                                      ---------
Chief Financial                                                                                      268,809
Officer*

Thomas C.          1997       $345,000(/3/)  $2,115,125                --       $  606,027(/5/)       24,378(/6/)
Schneider                                                                                            120,000(/7/)
Executive Vice                                                                                       446,874(/8/)
President and                                                                                        137,536(/17/)
Chief Strategic                                                                                    ---------
and                                                                                                  728,788
Administrative
Officer


                   1996        335,000          892,000            149,861(/4/)    311,993(/10/)         --
                   1995        325,000          788,000                --          248,211(/10/)     300,000(/11/)
Christine A.       1997       $270,000(/3/)  $1,936,925                --       $  546,565(/5/)       21,987(/6/)
Edwards                                                                                              100,000(/7/)
Executive Vice                                                                                        83,869(/8/)
President,                                                                                           137,536(/17/)
Chief Legal                                                                                        ---------
Officer and                                                                                          343,392
Secretary


                   1996        255,000          560,000                --          195,870(/10/)         --
                   1995        245,000          492,000                --          154,975(/10/)     240,000(/11/)
NAME AND
PRINCIPAL         ALL OTHER
POSITION         COMPENSATION
---------        ------------------
Philip J.          $ 3,731(/9/)
Purcell
Chairman of the
Board
and Chief
Executive
Officer
                     3,633(/9/)
                     4,902(/9/)
John J. Mack       $25,500(/12/)
President and       19,650(/16/)
Chief               15,150(/16/)
Operating
Officer
Robert G. Scott    $25,500(/12/)
Executive Vice
President and
Chief Financial
Officer*
Thomas C.          $ 3,731(/9/)
Schneider
Executive Vice
President and
Chief Strategic
and
Administrative
Officer
                     3,633(/9/)
                     4,902(/9/)
Christine A.       $ 3,731(/9/)
Edwards
Executive Vice
President,
Chief Legal
Officer and
Secretary
                     3,633(/9/)
                     4,902(/9/)

--------
 * Not an executive officer of Morgan Stanley Group or Dean Witter Discover prior to the Merger.

 (1) Information for Mr. Mack for Fiscal Year 1996 and Fiscal Year 1995 is presented based on the fiscal year of Morgan Stanley Group prior to the
     Merger: Fiscal Year 1996 included the 12-month period from December 1, 1995 to November 30, 1996, and Fiscal Year 1995 included the 10-month period from February 1, 1995 to November 30, 1995.

 (2) Includes amounts contributed to various deferred compensation plans of the Company.

 (3) Due to the Company's change in fiscal year, the amount reported for Fiscal 1997 for Mr. Purcell, Mr. Schneider and Mrs. Edwards includes salary for the month of December 1996, approximately $62,500, $27,917 and $21,250, respectively, that is also included in the amount reported for Fiscal 1996.

 (4) Payments received upon the exercise of options pursuant to tax benefit rights granted in connection with such options. The tax benefit rights entitled the optionee to an amount equal to the amount of compensation realized upon the exercise of the option multiplied by the then applicable federal corporate income tax rate.

 (5) The market value of the Common Stock underlying vested and unvested restricted stock units (which generally convert into shares of Common Stock) ("RSUs") at the date of grant, without taking into account any diminution in value attributable to the restrictions on such RSUs. Awards of RSUs were granted under the 1995 EICP on December 12, 1997 for performance in Fiscal 1997; the closing price per share of the Common Stock on that date as reported on the New York Stock Exchange Composite Transaction Tape (the "NYSE Composite Tape") was $55.9375 per share.

     Seventy-five percent of the RSUs will vest ratably over three years beginning January 2, 1999; the remaining 25% will vest in five equal annual installments beginning January 2, 1999. Dividend equivalents are paid on these RSUs at the same rate that dividends are paid on shares of Common Stock. The RSUs are neither distributed in the form of shares of Common Stock nor transferable for five years after the grant date and are subject to forfeiture in certain circumstances. The RSUs provide that in the event a "change in control" of the Company occurs or the recipient terminates employment with the Company as a result of a "full career retirement," all such RSUs will vest.

     The aggregate number of RSUs (including RSUs awarded on December 12, 1997, TDEPP Units (as defined in footnote 10 below) and RSUs awarded prior to the years reported) and the market value ascribed thereto as of November 30, 1997 owned by each of the named executive officers is as follows: Mr. Purcell--146,993 ($7,983,594); Mr. Mack--697,710 ($37,894,374); Mr. Scott--
     395,255 ($21,467,287); Mr. Schneider--43,192 ($2,345,886); and Mrs.
     Edwards--30,106 ($1,635,150). The value ascribed to RSUs and TDEPP units has been reported based on the value of the Common Stock at fiscal year end, in accordance with SEC rules. The value ascribed to RSUs awarded in respect of Fiscal 1997 by the Compensation Committee differs from the amounts reported herein. For a discussion of the differences between the value ascribed to such RSUs pursuant to SEC rules and the values ascribed by the Compensation Committee to such RSUs, see "COMPENSATION OF EXECUTIVE OFFICERS--Report of the Compensation Committees on Executive Compensation."

 (6) Awards under the 1995 EICP of stock options for services performed in Fiscal 1997. These options provide that in the event a "change of control" of the Company occurs or the recipient terminates employment with the Company as a result of a "full career retirement," any unvested portion of the award will immediately vest and become exercisable. Restoration Option Rights ("RORs") were granted with respect to such options. An ROR entitles the grantee in respect of an underlying option (an "Underlying Option"), upon exercise of such Underlying Option at a time when the grantee is an employee of the Company or a related employer, and upon tendering shares of Common Stock to the Company in satisfaction of the exercise price of such Underlying Option, to the automatic grant of an additional option (a "Restoration Option") to acquire the number of shares of Common Stock equal to the number of shares of Common Stock delivered to pay the exercise price of the Underlying Option, and delivered or withheld to pay taxes owed as a result of such exercise, at a per share price equal to the closing price of a share of Common Stock as reported on the NYSE Composite Tape on the exercise date of such Underlying Option.

 (7) Awards of stock options made before the Merger by Dean Witter Discover during Fiscal 1997, consistent with historic Dean Witter Discover compensation practices. These options provide that in the event of a "change in control" of the Company, any unvested portion of the award will immediately vest and become exercisable. The Merger did not constitute a "change in control" for purposes of these options. RORs were granted with respect to such options.

 (8) Restoration Options granted during Fiscal 1997 upon exercise of RORs.

 (9) The Company's matching contribution under the DW START.

(10) The market value at the date of grant of the Common Stock underlying vested and unvested awards of restricted stock units ("TDEPP Units") made under the Company's Tax Deferred Equity Participation Plan ("TDEPP") for Fiscal 1996 and Fiscal 1995, without taking into account any diminution in value attributable to restrictions on such TDEPP Units. The awards were made on January 17, 1997 and January 19, 1996, respectively. The closing prices per share of the Common Stock as reported on the NYSE Composite Tape for such dates were $35.50 and $25.625, respectively.

     TDEPP Units vest two years after the award date and are payable in Common Stock five years after the award date. TDEPP Units also provide that in the event of a "change in control" of the Company, the vesting and distribution of such awards will be accelerated. The Merger did not constitute a "change in control" for purposes of TDEPP Units. Dividend equivalents are allocated to the account of each holder of TDEPP Units on all such Units at the same rate that dividends are paid on shares of Common Stock. TDEPP Units may not be disposed of or encumbered prior to the lapse of restrictions on transferability and are subject to forfeiture under certain circumstances.

(11) Awards of stock options made by Dean Witter Discover during Fiscal 1995. These options provide that in the event of a "change in control" of Dean Witter Discover, any unvested portion of an award would immediately vest and become exercisable. The Merger constituted a "change in control" for these purposes.

(12) The Company's contributions for Fiscal 1997 to the Deferred Profit Sharing Plan ("DPSP") and the ESOP. The Company contributed 50.2% of such amount to the DPSP and 49.8% to the ESOP.

(13) Includes amounts representing annual cash bonus and the value of units awarded pursuant to the 1988 Capital Accumulation Plan, a plan that provides participation in certain investments that the Company has made directly or indirectly in other entities.

(14) The market value at the date of grant of the common stock of Morgan
     Stanley Group underlying vested and unvested awards of RSUs made by Morgan Stanley Group in Fiscal Year 1996 and Fiscal Year 1995 for performance in each such year, without taking into account any diminution in value attributable to restrictions on each RSU. The market value of such awards has been calculated based upon the closing price of the common stock of Morgan Stanley Group on the date the awards were made. 75% of the RSUs awarded for Fiscal 1996 vested upon grant; the remaining 25% vest in five equal annual installments. 60% of the RSUs awarded for 1995 vested upon grant; the remaining 40% vest in ten equal annual installments. Dividend equivalents are paid on these RSUs (including unvested units) at the same rate that dividends are paid on shares of Common Stock. These RSUs are subject to forfeiture under certain circumstances and are neither distributed in the form of shares of Common Stock nor transferable for five years and ten years, respectively, after the date of grant, except that if the recipient terminates employment with the Company as a result of a "full career retirement," the RSUs awarded for Fiscal 1996 will vest and the recipient of RSUs awarded for Fiscal 1995 may choose to receive the Common Stock underlying vested RSUs upon such termination of employment.

(15) Awards of stock options made by Morgan Stanley Group to certain key employees, including Mr. Mack, considered supplemental to year-end compensation. 20% of these options vest annually from 1998 through 2000; the remaining 40% will vest in 2001. The options become exercisable upon vesting and expire on February 26, 2003. The numbers of shares of Common Stock underlying the options reflect adjustment of the options pursuant to the Merger to give effect to the conversion terms of the Merger. The options, whether vested or unvested, may not be sold, assigned, exchanged, pledged, hypothecated or otherwise disposed of or encumbered and are subject to forfeiture under certain circumstances.

(16) Contributions by Morgan Stanley Group to the DPSP and the ESOP. For amounts reported for Fiscal 1996, Morgan Stanley Group contributed 39% to the DPSP and 61% to the ESOP. For amounts reported for Fiscal 1995, Morgan Stanley Group contributed 21% to the DPSP and 79% to the ESOP.

(17) Awards of stock options made on June 27, 1997 to certain key employees to address special equity, retention or pay transition issues related to the Merger. These options provide that in the event of a "change in control" of the Company, any unvested portion of the award will immediately vest and become exercisable. RORs were granted with respect to such options.

  Compensation to employees who are not executive officers of the Company may exceed compensation paid to the named executive officers.

Stock Options

  The table below provides information concerning stock options granted to the named executive officers during Fiscal 1997 (giving effect to awards of stock options on December 12, 1997 for services performed in Fiscal 1997).

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                            NUMBER OF
                            SECURITIES
                            UNDERLYING          PERCENT OF
                             OPTIONS           TOTAL OPTIONS                       GRANT
                            GRANTED(#)          GRANTED TO                         DATE
                         ---------------------   EMPLOYEES   EXERCISE             PRESENT
                                                 IN FISCAL     PRICE  EXPIRATION   VALUE
          NAME           NON-ROR      ROR(/1/)     YEAR       ($/SH)     DATE    ($)(/2/)
          ----           -------      -------- ------------- -------- ---------- ---------
Philip J. Purcell....... 330,000(/3/)              1.64      35.50      1/16/07  3,717,450
                                       42,587      0.21      43.0625   10/29/99    373,914
                                       12,311      0.06      43.0625    1/31/01    139,114
                                       86,717      0.43      43.0625    9/30/02  1,203,632
                                       26,106      0.13      43.0625    1/31/03    374,099
                                      496,154      2.46      43.0625    2/21/03  7,149,579
                         126,126(/4/)              0.63      53.83      1/02/08  2,262,700

John J. Mack............ 126,126(/4/)              0.63      53.83      1/02/08  2,262,700

Robert G. Scott......... 206,304(/5/)              1.02      43.6250    6/26/07  3,012,038
                          62,505(/4/)              0.31      53.83      1/02/08  1,121,340

Thomas C. Schneider..... 120,000(/3/)              0.60      35.50      1/16/07  1,352,400
                         137,536(/5/)              0.68      43.6250    6/26/07  2,007,338
                                       16,197      0.08      43.0625   10/29/99    142,210
                                        5,733      0.03      43.0625    1/31/01     64,783
                                       29,365      0.15      43.0625    1/31/03    420,800
                                      194,278      0.96      43.0625    2/21/03  2,799,546
                                       52,576      0.26      43.0625    1/19/05    887,483
                                      148,725      0.74      48.6250    1/19/05  2,815,364
                          24,378(/4/)              0.12      53.83      1/02/08    437,341

Christine A. Edwards.... 100,000(/3/)              0.50      35.50      1/16/07  1,126,500
                         137,536(/5/)              0.68      43.6250    6/26/07  2,007,338
                                        3,346      0.02      43.0625   10/29/99     29,378
                                        1,465      0.01      43.0625    1/31/01     16,555
                                        1,134      0.01      43.0625    9/30/02     15,740
                                        4,078      0.02      43.0625    1/31/03     58,438
                                       73,846      0.37      43.0625    2/21/03  1,064,121
                          21,987(/4/)              0.11      53.83      1/02/08    394,447

--------
(1) Restoration Options received upon the exercise of RORs. Each such option is vested upon grant and has the same expiration date and transferability provisions as its Underlying Option. All of the Restoration Options listed were granted on June 30, 1997, the date of exercise of the Underlying Options, except that the 148,725 Restoration Options granted to Mr. Schneider expiring January 19, 2005 were granted on July 29, 1997, the date of exercise of the Underlying Option respecting such Restoration Options.

(2) Except as otherwise noted in footnote 4, options are valued using a modified Black-Scholes option pricing model. The following assumptions were used in employing the model: the risk-free rate of return was the average continuous yield, calculated over the ten-day period preceding the grant date, of a zero coupon U.S. Treasury Bond having a remaining term equal to the subject option; the Company's annualized dividend yield during the month preceding the grant date was assumed to be constant over the life of the option; option life was assumed to be equal to the term of the option, assuming exercise at the end of the option term; and stock price volatility was calculated based on the daily price volatility of the Common Stock for the one-year period prior to the grant date (for the period prior to the Merger, the volatility was determined based on an index (the "Pre-Merger Index") of the common stock of Dean Witter

    Discover and Morgan Stanley Group which, consistent with the ratio at which shares of Morgan Stanley Group common stock were exchanged for Dean Witter Discover common stock in connection with the Merger, included 1.65 shares of Morgan Stanley Group common stock for each share of Dean Witter Discover common stock). A discount of 25% was applied to reflect the vesting requirements of the options and the restrictions on the transferability of the underlying Common Stock, except that no discount was applied in the case of Restoration Options. The hypothetical values are presented pursuant to SEC rules and there is no assurance that such values will be realized. The actual amount, if any, realized upon the exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price of the stock option at the time it is exercised.

(3) Awards made before the Merger by Dean Witter Discover during Fiscal 1997, consistent with historic Dean Witter Discover compensation practices. The exercise price of these options is the closing price of a share of Common Stock as reported on the NYSE Composite Tape on January 17, 1997, the award date. Such stock options vest and become exercisable in three equal installments on January 17, 1998, 1999 and 2000, except that any unexercisable portion of such grant shall become immediately exercisable upon the occurrence of a "change in control" of the Company. The Merger did not constitute a "change in control" for purposes of these grants. RORs were granted with respect to these options. The options are not transferable, except that all or any part of the options, but not any RORs, are transferable once during the option holder's lifetime to the option holder's spouse or other immediate family member or a trust for the exclusive benefit of one or more such persons.

(4) Awards under the 1995 EICP for services performed in Fiscal 1997. Seventy-five percent of the options vest ratably over three years, beginning January 2, 1999; the remaining 25% vest ratably over five years, beginning January 2, 1999. These options, which are exercisable upon vesting, are not transferable and are subject to forfeiture under certain circumstances. Shares of Common Stock acquired upon the exercise of such options generally may not be transferred or sold prior to January 1, 2003, except to the extent required to cover the exercise price and tax liability arising upon exercise. The stock options provide that if a "change in control" of the Company occurs or the recipient terminates employment with the Company as a result of a "full career retirement," any unvested portion of the award will vest and become exercisable and all shares of Common Stock acquired upon exercise of such options will no longer be subject to restrictions on transfer. RORs were granted with respect to these options. The Compensation Committee approved the grant on December 12, 1997 with an exercise price, determined pursuant to its authority under the 1995 EICP, equal to the average of the closing prices of a share of Common Stock, as reported on the NYSE Composite Tape, for the last seven trading days of Fiscal 1997. These options are valued using a modified Black-Scholes option pricing model. The following assumptions were used in employing the model: the risk-free rate of return was the average continuous yield, calculated over the last seven trading days of Fiscal 1997, of a zero coupon U.S. Treasury Bond having a remaining term equal to the subject option; the Company's estimated annualized dividend yield for fiscal 1998 during the month preceding November 30, 1997 was assumed to be constant over the life of the option; option life was assumed to be equal to the term of the option, assuming exercise at the end of the option term; and stock price volatility was calculated based on the daily price volatility of the Common Stock for the one-year period prior to November 30, 1997 (for the period prior to the Merger, the volatility was determined based on the Pre-Merger Index). A discount of 25% was applied to reflect the vesting requirements of the options and the nontransferability of the underlying Common Stock.

(5) Merger-related retention awards. The awards vest over four years in equal annual installments and are exercisable upon vesting. The exercise price of such options is the closing price of a share of Common Stock as reported on the NYSE Composite Tape on June 27, 1997. The options are not transferable, except that all or any part of the options, but not any RORs, are transferable once during the option holder's lifetime to the option holder's spouse or other immediate family member or a trust for the exclusive benefit of one or more such persons. The options provide that in the event of a "change in control" of the Company, any unvested portion of the award will immediately vest and become exercisable. The option holder's ability to dispose of shares of Common Stock acquired upon exercise of the options depends upon his or her age and the amount of such shares he or she has previously disposed. RORs were granted with respect to these options.

Option Exercises and Fiscal Year-End Holdings

  The following table provides information concerning stock option exercises in Fiscal 1997 and unexercised stock options held by each named executive officer as of November 30, 1997 (giving effect to awards of stock options on December 12, 1997 for services performed in Fiscal 1997).

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                                     OPTIONS AT          IN-THE-MONEY OPTIONS AT
                                                                   FY-END(#)(/3/)            FY-END($)(/4/)
                           SHARES ACQUIRED        VALUE       ------------------------- -------------------------
          NAME           ON EXERCISE(#)(/1/) REALIZED($)(/2/) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ------------------- ---------------- ----------- ------------- ----------- -------------
Philip J. Purcell.......      1,173,416        $36,397,538     1,643,569     456,126    $43,206,208  $ 6,048,900
John J. Mack............         40,537          1,027,798       493,982     527,746     20,778,973   10,780,416
Robert G. Scott.........              0                  0       184,851     449,885      7,945,224    6,789,074
Thomas C. Schneider.....        679,770         20,636,101       450,708     281,914      4,123,483    3,603,155
Christine A. Edwards....        134,778          4,118,217       433,339     259,523     14,019,530    3,236,555

--------
(1) This column reflects the number of shares underlying options exercised in Fiscal 1997 by the named executive officers. The actual number of shares received from options exercised in Fiscal 1997 by each named executive officer who exercised options during Fiscal 1997 (net of shares surrendered to cover the exercise price and tax liability) was: Mr. Purcell--509,541; Mr. Mack--40,537; Mr. Schneider--232,896; and
    Mrs. Edwards--50,909.

(2) The difference between the market price on the exercise date and the option exercise price.

(3) The sale or disposition of shares of Common Stock underlying certain of the options is restricted.

(4) The value of unexercised, in-the-money options is based upon the difference between the exercise prices of all such options and $53.83, the fair market value, as determined by the Compensation Committee, of a share of Common Stock at the end of Fiscal 1997, which is equal to the average of the closing prices of a share of Common Stock, as reported on the NYSE Composite Tape, for the last seven trading days of Fiscal 1997. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of Common Stock of the stock option at the time the stock option is exercised. There is no assurance that these values will be realized.

Pension Plans

  The named executive officers are covered under different pension plans, principally because of the Company's corporate history. The following paragraphs discuss estimated annual benefits payable upon retirement to each of the named executive officers.

  Mr. Purcell. The following table indicates the estimated annual benefits payable upon retirement to Mr. Purcell, for the specified compensation and years of service classifications, under the combined formulas of the Sears, Roebuck and Co. Pension Plan (the "Sears Pension Plan"), the Dean Witter Reynolds Inc. Pension Plan (the "DWR Pension Plan"), and the Morgan Stanley, Dean Witter, Discover & Co. Transferred Executives Pension Supplement (the "MSDWD TEPS") as of November 30, 1997, assuming that Mr. Purcell remains in service with the Company until his retirement at age 65. The Sears Pension Plan and DWR Pension Plan are defined benefit pension plans intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The MSDWD TEPS is a nonqualified, unfunded retirement plan that provides benefits to certain key executives, including Mr. Purcell, who transferred employment from Sears to the Company before June 30, 1993. Under the MSDWD TEPS, participants are to receive a monthly retirement amount equal to the excess, if any, of: (i) the amount that would have been payable from the Sears Pension Plan had the transfer to the Company or a subsidiary of the Company not occurred (without regard to any limits imposed by the Code); over
(ii) the amount of any defined benefit pension benefits payable from any pension plan qualified under the Code, or any nonqualified pension benefits payable to or on account of a participant from any plan of Sears, the Company or any of their subsidiaries; provided, however, that the benefit payable under the MSDWD TEPS shall not exceed the benefit that would be paid if the participant's annual pension earnings used to calculate benefits were equal to the participant's earnings for 1994.

                              PENSION PLAN TABLE

                                      YEARS OF SERVICE
                    ----------------------------------------------------
     FINAL
     AVERAGE
     COMPENSATION      15        20         25         30         35
     ------------   -------- ---------- ---------- ---------- ----------
     $  500,000     $100,473 $  137,642 $  174,552 $  220,686 $  255,340
        750,000      152,166    208,515    264,427    334,314    386,783
      1,000,000      203,858    279,388    354,303    447,942    518,226
      1,500,000      307,243    421,133    534,053    675,198    781,111
      2,000,000      410,627    562,879    713,803    902,454  1,043,997
      2,500,000      514,012    704,625    893,554  1,129,711  1,306,883
      3,000,000      617,397    846,370  1,073,304  1,356,967  1,569,768
      3,500,000      720,782    988,116  1,253,055  1,584,223  1,832,654
      4,000,000      824,166  1,129,862  1,432,805  1,811,479  2,095,540

  "Compensation" or "earnings" under the Sears Pension Plan, the DWR Pension Plan and the MSDWD TEPS in combination generally refers to total annual cash compensation for services rendered to the Company and its subsidiaries and affiliates, including pre-tax salary deferrals, but excluding certain specified items such as incentive and long-term executive compensation plan awards, the value of stock awards, and employer contributions to profit-sharing plans. "Earnings" used to calculate benefits under the DWR Pension Plan also includes amounts deferred on and after January 1, 1995 under the TDEPP. Current covered compensation under the Sears Pension Plan, the DWR Pension Plan and the MSDWD TEPS in 1997 for Mr. Purcell was $3,200,000. As of November 30, 1997, Mr. Purcell had approximately 19.67 years of credited service. Benefits under the Sears Pension Plan, the DWR Pension Plan and the MSDWD TEPS are computed on a straight-life annuity basis and are subject to a deduction for Social Security benefits, and, in the case of the MSDWD TEPS, for accrued benefits under the Sears Pension Plan and the DWR Pension Plan.

  Messrs. Mack and Scott. Messrs. Mack and Scott are participants in the Morgan Stanley & Co. Incorporated Pension Plan ("MS Pension Plan") and the Excess Benefit Plan ("Excess Plan"). The MS Pension Plan and Excess Plan are defined benefit pension plans. The MS Pension Plan is intended to qualify under Section 401(a) of the Code and provides for normal retirement benefits beginning at age 65, but permits earlier retirement at or after attaining age 55 with 10 years of Vesting Service as defined in the plan, subject to a reduction in benefits if payments commence earlier than age 60. "Compensation" is defined to include the highest five years of base compensation during the last ten years prior to retirement, excluding bonuses, overtime and other supplemental compensation. The Excess Plan is intended to provide benefits equal to the amount disallowed due to the limitation on pensions paid under plans intended to qualify under Section 401(a) of the Code.

  The Company also maintains a Supplemental Executive Retirement Plan ("SERP Plan") covering current and former Managing Directors and Principals of MS&Co. who are at least age 55 and have completed at least five years of service and whose age plus service equals or exceeds 65. Benefits without any reduction are paid if payment occurs at or after age 60. Benefits payable under the SERP Plan are also reduced by benefits payable under the MS Pension Plan, Excess Plan, and pension plans of affiliates of the Company and former employers, provided that the maximum annual retirement benefits do not exceed $140,000.

  Assuming that the participants in the chart below were eligible for the SERP Plan, the following table illustrates the total estimated annual normal retirement pension benefits, including the Excess Plan and SERP Plan amounts payable upon normal retirement at age 65 to participants for the specified remuneration and years of credited service classification set forth below. Benefit amounts are computed on a straight-life annuity basis. There is no offset for Social Security benefits, although the MS Pension and Excess Plan calculations take Social Security-covered compensation into consideration.

                              PENSION PLAN TABLE

  Annual Pension Benefit Based on Years of Credited Service at Age 65.

        FINAL                           YEARS OF SERVICE
       AVERAGE        --------------------------------------------------------------
     COMPENSATION        15           20           25           30           35
     ------------     --------     --------     --------     --------     --------
        $ 200,000     $ 80,000     $100,000     $100,000     $110,000     $120,000
          300,000      120,000      140,000      140,000      140,000      153,910
          400,000      140,000      140,000      147,436      176,923      206,410
          500,000      140,000      147,949      184,936      221,923      258,910
          600,000      140,000      177,949      222,436      266,923      311,410
          700,000      155,962      207,949      259,936      311,923      363,910
          800,000      178,462      237,949      297,436      356,923      416,410
          900,000      200,962      267,949      334,936      401,923      468,910
        1,000,000      223,462      297,949      372,436      446,923      521,410

  The compensation of Mr. Mack and Mr. Scott for purposes of determining benefits under the MS Pension Plan, Excess Plan and SERP Plan during Fiscal 1997 is the amount reported as base salary in the Summary Compensation Table. As of November 30, 1997, the credited years of service (rounded to the nearest whole year) for each is as follows: Mr. Mack--25; and Mr. Scott--27.

  Mr. Schneider and Mrs. Edwards. Mr. Schneider and Mrs. Edwards are participants in the DWR Pension Plan. Benefits under the DWR Pension Plan for years after 1996 generally equal: (i) 1 percent of the participant's compensation plus (ii) 0.5 percent of the participant's compensation that exceeds the Social Security-covered compensation limit. Benefits for years prior to 1997 generally equal the greater of: (i) benefits accrued under the plan as of December 31, 1996; or (ii) the sum of (A) 1 percent of the participant's annual compensation (up to $150,000 for all years) in 1990 through 1996, multiplied by pre-1997 years of service, plus (B) 0.5 percent of the participant's compensation (as determined under (A)), if any, that exceeds the Social Security-covered compensation limit, multiplied by pre-1997 years of service, reduced by (C) the pension equivalent of the participant's August 31, 1980 account balance, if any, under the former DWR Profit Sharing Plan. Up to 42.7 years of service may be taken into account under the DWR Pension Plan for purposes of calculating that portion of the benefits based upon compensation in excess of Social Security-covered compensation.

  Mr. Schneider is also a participant in the DWR Supplemental Pension Plan (the "DWR Supplemental Plan"), a nonqualified, unfunded retirement plan that provides benefits equal to the difference between a target benefit (in Mr. Schneider's case, the benefit payable to him under the DWR Pension Plan before any reduction made pursuant to Code section 415(e)) and benefits payable under the DWR Pension Plan and any other defined benefit plan of the Company and its subsidiaries or other specified retirement plans. Benefits are computed on the basis of a single life annuity, payable at age 65, and generally commence as of the same date pension benefits commence under the DWR Pension Plan.

  Mrs. Edwards' DWR Pension Plan benefit includes a supplemental benefit equal to (i) the product of (A) the annual benefit she would be entitled to under the Sears Pension Plan, as of the date she terminates employment with the Company, if her years of service and compensation from the Company were taken into account under the Sears Pension Plan, multiplied by (B) the ratio of Mrs. Edwards' years of service credited under the Sears Pension Plan divided by her total years of service with Sears and the Company, minus (ii) the benefit payable to Mrs. Edwards under the Sears Pension Plan.

  As of November 30, 1997, the estimated annual benefits payable under the DWR Pension Plan at the earliest age when a participant may retire with an unreduced benefit (age 65) to Mr. Schneider and Mrs. Edwards are $116,536 and $82,479, respectively, and the estimated annual benefit payable to Mr. Schneider under the DWR Supplemental Plan at the earliest age when a participant may retire with an unreduced benefit (age 65) is $8,464.

Severance Arrangement

  The Company's Key Executive Employment Plan ("KEEP") was adopted by Dean Witter Discover prior to the Merger and covers approximately 25 key executives of Dean Witter Discover, including Messrs. Purcell and Schneider and Mrs. Edwards. KEEP provides for payments and other benefits if, within two years of a change in control, Dean Witter Discover or its successor terminates a covered employee's employment (other than for cause or disability) or if the employee resigns for certain defined reasons such as an adverse change in responsibilities, a reduction in total compensation or certain required geographic relocations. The Merger constituted a "change in control" for purposes of KEEP.

  Under KEEP, a covered employee may receive a lump sum payment of up to two times the covered employee's average salary plus total bonus for the three years prior to either the occurrence of a change in control or the termination of the covered employee's employment, whichever produces the greater benefit. When combined with the value of employee stock options that vest and deferred compensation that is paid as a result of a change in control, cash payments under KEEP may not exceed an amount that would not be subject to the excise tax provisions of the applicable sections of the Code. In addition to a cash payment, covered employees may also receive continued healthcare coverage for the employee and the employee's spouse and dependent children by continuing to pay the then-current employee contribution to the Company's healthcare plans.

Report of the Compensation Committees on Executive Compensation

  Compensation Governance. The Compensation Committee is composed of the four non-employee directors listed below. We are responsible to the Company's Board of Directors, and to stockholders, for establishing and administering compensation programs for the Company's senior officers ("Senior Officers"), including Messrs. Purcell, Mack, Schneider and Scott and Mrs. Edwards, the Company's five most highly paid executive officers (the "Senior Executives"), and for making awards under the Company's equity-based employee compensation benefit plans. Before the Merger, the Dean Witter Discover Compensation Committee established and administered compensation programs for Dean Witter Discover's senior officers, including Messrs. Purcell and Schneider and Mrs. Edwards, and made awards under Dean Witter Discover's equity-based employee compensation benefit plans.

  Compensation Policies. Our fundamental policy is to closely link total compensation for Senior Officers to achieving annual and long-term performance goals. We design our policies to:

  . Base compensation on Company, business unit and individual performance factors.
  . Motivate achievement of strategic business objectives.
  . Provide total compensation comparable to that of the Company's competitors, thereby enabling the Company to attract, recruit and retain Senior Officers critical to the Company's long-term success.
  . Include a significant equity component in total compensation, thereby aligning the long-term interests of Senior Officers and stockholders.

We utilize return on equity ("ROE") as a key measure of corporate performance. We believe that our fundamental policies are like those of our two predecessor firms.

  We utilize both quantitative and qualitative factors when determining total compensation for Senior Officers and when awarding equity-based compensation to employees. Quantitative factors include, among others, absolute levels of, and year-to-year changes in, net revenues, net income, profit before taxes, earnings per share, book value per share and ROE, and qualitative factors include achievement of pre-established performance goals, customer satisfaction and others. We also examine the ratios of compensation to net revenues and compensation to pre-compensation profit before taxes. We review survey data from peer companies (including data from the Financial Service Companies, as defined below, and some companies included in the "Dean Witter Discover Peer Group" referred to in the Stock Performance Graph appearing on page 23 below) for purposes of monitoring compensation levels for Senior Officers in relation to performance. Competitive information comes to us from internally generated studies. We also sometimes use the services of independent consultants who review management's data and provide the Compensation Committee with independent analyses and viewpoints. We generally do not assign specific weighting to the factors, but determine total compensation based upon a more subjective process, focusing on Company and business unit financial performance as well as individual performance.

  Our policy is to maximize the tax deductibility of compensation payments to Senior Executives, including Mr. Purcell and Mr. Mack, under Section 162(m) of the Code and the regulations thereunder ("Section 162(m)"). To this end, the Company has obtained stockholder approval for incentive plans designed and administered to qualify compensation awarded thereunder as "performance-based." However, we may authorize payments that may not be fully deductible if we believe it is in the interests of stockholders to do so.

  Compensation Program. Total compensation for Senior Officers, the components of which are designed to meet the Company's compensation policies, is composed of two elements, excluding employee benefits: base salary, and incentive compensation consisting of cash (bonus) and equity-based (such as restricted stock units and stock options) components. Together, these components comprise a Senior Officer's "Total Reward." In general, the greater the Total Reward, the greater the percentage of the total that is in the form of non-cash, equity-based compensation.

  1. Base Salaries. Senior Officer base salaries are a relatively small portion of overall compensation. We consider individual experience, responsibilities and tenure when determining base salaries. Base salaries are generally in the range of median base salaries paid by the Financial Service Companies to employees having duties and responsibilities comparable to those of the Senior Officers.

  2. Incentive Compensation. Consistent with our compensation policies linking Senior Officer compensation with performance, compensation for Senior Officers is heavily weighted toward incentive compensation paid on the basis of performance. Senior Officers are eligible for annual incentive compensation, which is highly variable by annual performance. Generally speaking, a portion of the annual incentive compensation is paid in cash, and a significant portion is paid in equity-based compensation, the value of which cannot be realized immediately and will be dependent upon the future market value of the Company's stock. We believe that since the ultimate value of the equity-based compensation depends upon the continued success of the Company, equity-based compensation will provide a continuing incentive to the Senior Officers to foster the Company's success long after the compensation has been awarded.

  For Senior Executives, we establish incentive compensation through the application of performance criteria adopted in accordance with the requirements of Section 162(m). The performance criteria, which Morgan Stanley Group used historically, include a formula that links compensation of the Senior Executives to the Company's ROE versus the Company's cost of equity capital and annual growth in book value per share.

  Compensation for Fiscal 1997. In determining the amount of annual incentive compensation we awarded to the Senior Officers for Fiscal 1997, we reviewed the Company's achievements and financial performance for 1997, as well as individual and business unit performance. We also compared the Company's financial performance with the financial performance of the Financial Service Companies. For Fiscal 1997, the Committee recognized that the Company's ROE and earnings per share were above the estimated mean ROE and earnings per share for the Financial Service Companies, notwithstanding Merger-related costs, and that year-to-year percentage increase in the Company's ROE was third among the Financial Service Companies. While we considered the financial performance and compensation levels of competitors when we determined Total Rewards for Senior Officers, these were not the sole factors we considered, and we did not attempt to set Total Rewards in a range established by a comparison of the financial performance of, and compensation levels of, the Financial Service Companies. For purposes of this Report, the term "Financial Service Companies" refers collectively to the following companies (or subsidiaries thereof) in the financial services industry: A. G. Edwards, Inc.; Advanta Corp.; American Express Company; American International Group, Inc.; Bankers Trust New York Corporation; The Bear Stearns Companies Inc.; Citicorp; Franklin Resources, Inc.; J.P. Morgan & Co. Incorporated; Lehman Brothers Holdings Inc.; MBNA Corporation; Merrill Lynch & Co., Inc.; Paine Webber

Group Inc.; Salomon Inc; T. Rowe Price Associates; Travelers Group Inc.; and United Asset Management Corporation. We determined incentive compensation for the Senior Officers primarily on the Company's financial performance for Fiscal 1997, but also considered individual and business unit performance.

  In evaluating the Company's performance during Fiscal 1997, we considered the Company's excellent performance, including financial performance, both before and after the Merger's completion. The Company successfully realigned its business into major business units. In this realignment, various businesses were successfully moved within the new management structure. Senior personnel from both predecessor companies worked together to achieve a successful transition during which the Company retained all key executives across its businesses.

  The early business results of the Merger are excellent. The Company is experiencing improvements in several of its key securities market share positions. The already strong rankings of the traditional institutional business improved in 1997. For example, its mergers and acquisitions group remained first in completed and announced transactions worldwide, and the Company maintained or increased its underwriting ranking in almost every market category. The most significant increase in investment banking lead-managed rankings was in REITs, up to sixth in 1997 from fifteenth in 1996. These market share gains also benefited the individual investor business. Dean Witter account executives and their clients benefited from a broader array of products, including significantly more syndicate products and stronger equity research. Equity research is ranked second in the most recent Institutional Investor poll while tied for first for most First Team analysts. We increased retail market share, measured by the number of our account executives compared to our major competitors, from 17.4% to 18.7%, and generated significant growth in new accounts.

  Finally, we believe that the strategic vision of Messrs. Purcell and Mack and the other Senior Officers, including the Senior Executives, has positioned the Company to compete and gain market share in its key worldwide businesses. We share the view that the financial services industry is becoming increasingly competitive and that combining the strengths of Dean Witter Discover and Morgan Stanley Group has already provided stockholders with substantial benefits.

  All of these factors led us to conclude that the Senior Executives and the Senior Officers performed extremely well in Fiscal 1997. In general, the Merger transition was seamless and all businesses continued to operate well during the period before and after the Merger's completion. The Company's overall financial performance was very good in an excellent securities environment and a challenging credit services environment. Net income of $2,586 million was $606 million more than in the preceding fiscal year, an increase of 31%. Company ROE of 22% increased by two percentage points above the 1996 rate, and compared favorably with the Company's goal of 18-20% over the course of the business cycle, even with the higher equity capital levels resulting from the cessation of stock repurchase programs. We also noted the market environment and that between the announcement of the Merger on February 5, 1997 and December 12, 1997, the increase in the Company's stock price was greater than the average increase in stock price of the Financial Service Companies for the same period.

  We certified in accordance with Section 162(m) that the Company's financial results for Fiscal 1997 satisfied the performance criteria set in accordance with Section 162(m) for Fiscal 1997. After an analysis of the considerations set forth above, we awarded Total Rewards to the Senior Executives, other than Messrs. Purcell and Mack, for Fiscal 1997 that were equal to or below the Total Rewards yielded by the application of the compensation formula contained in the performance criteria. We awarded incentive compensation to the Senior Officers, including the Senior Executives, partly in cash and partly in the form of long-term equity components (restricted stock units and options). We awarded an average of approximately 25% of each Senior Officer's Total Reward in long-term equity, although the Senior Executives had a greater percentage of equity-based compensation in their year-end incentive compensation than the average of the other Senior Officers and other employees receiving equity-based compensation. The value we ascribed to restricted stock units was based on a 25% discount from the fair market value of the Common Stock in order to compensate for the vesting characteristics and the significant restrictions on disposition of these units. Accordingly, the value we ascribed to these units differs from the amounts reported in the Summary Compensation Table under the column headed

"Restricted Stock Awards" because the amounts contained in the Table are based on the price of Common Stock on the date of grant. We valued stock option awards based on a modified Black-Scholes methodology, including a 25% discount to reflect the vesting characteristics of the options and the nontransferability of the underlying Common Stock.

  CEO and President Compensation for 1997. Before the Merger, the Dean Witter Discover Compensation Committee increased the CEO's base salary for 1997 to $775,000, an increase of 3.3%, based on a review of the salaries of chief executive officers of selected competitors of Dean Witter Discover, Mr. Purcell's five-year salary history and a subjective assessment of Mr. Purcell's overall performance. We also increased the President's base salary in 1997 to the level of the CEO. We believed that all elements of the CEO's and the President's compensation should be equal.

  After consideration of all the factors discussed above and using the same
Section 162(m)-based performance criteria cited previously for other Senior Executives, the Committee approved equal annual incentive compensation for Mr. Purcell and Mr. Mack, in an amount equal to or below the amounts of Total Reward yielded by the application of the compensation formula containing the performance criteria. The incentive compensation for each consisted of cash equal to $9,678,750, options to acquire 126,126 shares of Common Stock and 56,055 restricted stock units. The Committee valued the equity components as discussed above.

  Additional Equity-Based Awards. Prior to the Merger, in January 1997, consistent with Dean Witter Discover's historical compensation policies, Dean Witter Discover's Compensation Committee awarded certain senior officers of Dean Witter Discover, including Mr. Purcell, Mr. Schneider and Mrs. Edwards, stock options. In addition, shortly after completion of the Merger, to address special equity, retention or pay transition issues related to the Merger, we awarded certain Senior Officers, including Mr. Schneider, Mr. Scott and Mrs. Edwards, special stock option grants. Realization of any reward from such option grants is related solely to stock performance and thereby aligns compensation with stockholder returns. The stock subject to these awards is described in footnote 17 of the Summary Compensation Table found on page 11 and in the Options Grant Table. In the future, we generally intend to award all equity-based compensation to Senior Officers in connection with their Total Rewards.

  Conclusion. We believe that attracting and retaining management and employees of high caliber is essential to maintaining a high-performing organization which creates long-term value for its stockholders. Offering a competitive, performance-based compensation program that has a large equity component helps to achieve this objective by aligning the interests of executives and other key employees with those of stockholders. We believe that the Company compensation program during Fiscal 1997 has met the objectives identified above.

Respectfully submitted,

Morgan Stanley, Dean Witter, Discover & Co.
Compensation Committee (commencing May 31, 1997)

Daniel B. Burke, Chair
Edward A. Brennan
Allen E. Murray
Clarence B. Rogers, Jr.

Dean Witter, Discover & Co.
Compensation Committee (through May 30, 1997)

Edward A. Brennan, Chair
C. Robert Kidder
Michael A. Miles
Clarence B. Rogers, Jr.

Stock Performance Graph

  Set forth below is a graph comparing cumulative total stockholder returns of the Company (MWD), the Standard & Poor's 500 Stock Index (S&P 500), the Standard & Poor's Financial Index (S&P Financial) and a market capitalization weighted group of thirteen companies that Dean Witter Discover designated as its peer group for purposes of comparing cumulative stockholder returns in its proxy statement stock performance graph before the Merger (the "Dean Witter Discover Peer Group"). The Dean Witter Discover Peer Group consists of the following thirteen companies: A.G. Edwards, Inc., American Express Company, Banc One Corporation, The Charles Schwab Corporation, Citicorp, The Equitable Companies Incorporated, Franklin Resources, Inc., Household International, Inc., MBNA Corporation, Merrill Lynch & Co., Inc., NationsBank Corporation, Paine Webber Group Inc. and Travelers Group Inc.

  As a result of the Merger, the Company's business mix has significantly changed from that of Dean Witter Discover. In addition, the Company believes that the consolidation in the financial services industry makes, and will continue to make, comparisons with highly customized peer groups difficult. Accordingly, the Company has determined that it will no longer use the Dean Witter Discover Peer Group for purposes of comparing cumulative stockholder returns in its proxy statement stock performance graph; the Dean Witter Discover Peer Group is included in the current stock performance graph for the last time, as required by SEC rules. Going forward, the Company intends in its stock performance graph to compare its cumulative stockholder returns solely with the S&P 500 Index and the S&P Financial Index, which it believes provide a more appropriate basis for comparison.

  The graph assumes $100 invested on February 22, 1993 (the date of Dean Witter Discover's initial public offering) in the Company (using Dean Witter Discover's initial public offering price of $27 per share), and reinvestment of dividends on the date of payment without commissions, and is rounded to the nearest whole dollar.

                            Cumulative Total Return
                      Feburary 22, 1993-November 30, 1997
                             [Chart Appears Here]


Date        MWD    S&P    S&P Financials  Peer Group

Nov-97    427.59  244.50      301.36        350.48
Oct-97    385.78  233.66      289.91        350.47
Sep-97    424.47  241.75      296.04        364.46
Aug-97    377.91  229.20      273.91        339.08
Jul-97    411.75  242.60      286.88        374.09
Jun-97    337.25  224.91      264.46        328.56
May-97    324.03  215.26      250.55        299.69
Apr-97    298.66  202.91      239.37        291.36
Mar-97    272.34  191.48      223.33        321.20
Feb-97    299.67  199.68      240.38        311.09
Jan-97    296.69  198.13      231.30        277.46
Dec-96    257.78  166.48      213.88        261.95
Nov-96    266.03  190.25      221.88        255.41
Oct-96    228.37  176.55      202.27        236.38
Sep-96    213.32  172.13      186.20        222.16
Aug-96    193.93  162.96      176.16        216.00
Jul-96    196.51  159.59      170.44        219.97
Jun-96    220.61  166.97      173.87        216.34
May-96    228.88  166.34      172.08        212.18
Apr-96    209.75  162.15      168.42        216.55
Mar-96    220.37  159.80      171.48        209.38
Feb-96    206.90  158.27      169.63        202.75
Jan-96    207.46  155.82      166.38        188.89
Dec-95    180.17  151.66      158.07        195.09
Nov-95    195.50  148.79      150.40        178.70
Oct-95    190.17  142.54      143.95        193.51
Sep-95    215.01  143.05      149.85        177.38
Aug-95    195.90  137.25      141.01        168.17
Jul-95    192.42  136.91      133.44        157.55
Jun-95    179.08  132.52      129.60        154.89
May-95    180.98  129.51      129.91        142.84
Apr-95    160.95  124.53      119.01        136.63
Mar-95    154.80  120.97      116.39        136.06
Feb-95    152.36  117.50      114.97        125.99
Jan-95    141.41  113.09      108.87        118.68
Dec-94    128.17  110.23      102.39        119.89
Nov-94    132.40  108.62      101.18        129.12
Oct-94    145.58  112.73      107.40        122.60
Sep-94    141.81  110.25      106.08        132.05
Aug-94    160.66  113.02      113.93        123.85
Jul-94    150.80  105.56      110.01        119.32
Jun-94    140.95  105.11      107.17        124.74
May-94    146.59  107.75      110.72        119.80
Apr-94    140.95  106.01      105.03        116.36
Mar-94    122.22  104.67      101.48        123.94
Feb-94    134.88  109.44      105.70        133.41
Jan-94    143.30  112.50      111.90        125.54
Dec-93    129.26  106.80      106.18        123.94
Nov-93    141.88  107.50      104.07        129.46
Oct-93    153.13  106.53      107.67        138.13
Sep-93    163.86  106.33      114.21        130.28
Aug-93    144.79  107.15      111.90        125.36
Jul-93    138.40  103.24      109.04        121.24
Jun-93    139.29  103.65      106.88        112.66
May-93    127.70  103.35      101.55        111.07
Apr-93    143.56  100.66      101.76        115.30
Mar-93    142.15  103.15      105.14        105.77
Feb-93    122.67  101.02      101.03        102.80
Feb-93    100.00  100.00      100.00        100.00

Section 16(a) Beneficial Ownership Reporting Compliance

  The Company believes that under the SEC's rules for reporting of securities transactions by directors and executive officers, all required reports have been timely filed, except that Thomas R. Butler, a former executive officer of Dean Witter Discover, filed a report approximately one month late regarding his exercise of an expiring employee stock option, a transaction exempt under Rule 16b-3.

Interest of Management in Certain Transactions

  Other than as described in this Proxy Statement, no director or executive officer of the Company was indebted to the Company during Fiscal 1997 for any amount in excess of $60,000, and there were no related party transactions among the Company and its executive officers, directors and the holders of more than 5% of the outstanding shares of Common Stock.

  The Company extends, and in the ordinary course of its business during Fiscal 1997 the Company extended, credit to certain directors, officers and employees of the Company, as well as to members of their immediate families, in connection with their purchases of securities. Such extensions of credit have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated third parties, and did not involve more than normal risk of collectability or present other unfavorable features. To the extent that officers and employees of the Company's securities and asset management businesses or the Company's wholly-owned subsidiary Discover Brokerage Direct, Inc. (and members of their immediate families) wish to purchase securities in brokerage transactions, they are ordinarily required to do so through MS&Co., DWR or Discover Brokerage Direct, Inc., each of which may offer them discounts on its standard commission rate. MS&Co. and DWR also, from time to time and in the ordinary course of its business, enter into transactions involving the purchase or sale of securities from or to certain directors, officers and employees of the Company and members of their immediate families, as principal. Such purchases and sales of securities on a principal basis are effected at a discount from the dealer mark-up or mark-down, as the case may be, charged to non-affiliated third parties. Pursuant to stock repurchase authorizations in effect from time to time, the Company also may repurchase or acquire shares of Common Stock in the open market and in privately negotiated transactions, including transactions with directors, executive officers and employees. Such transactions are in the ordinary course of business and at prevailing market prices.

  The Company, from time to time, may also make advances to certain of its directors, officers and employees against commissions and other compensation that would otherwise be payable to them in the ordinary course of business and loans in connection with housing, relocation and other expenses. In some cases, the Company does not charge interest on such advances and loans.

  APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE COMPANY
                                     NAME

  The Board of Directors has unanimously declared advisable an amendment to the Company's Certificate of Incorporation to change the Company's name to "Morgan Stanley Dean Witter & Co." and has directed that the proposed name change be submitted to the stockholders at the Annual Meeting.

  If the name change is approved, the text of Article I of the Certificate of Incorporation would read in its entirety as follows:

    "The name of the corporation (which is hereinafter referred to as the "Corporation") is: Morgan Stanley Dean Witter & Co."

  Your Company believes that it is critical that its name represent a single, global brand in order to strengthen its position in the marketplace. At the time of the Merger, simplicity and clarity necessitated choosing a name that reflected the two companies' combined recognizable strengths--the three primary brands. Since the Merger, however, we have determined that our positioning in the marketplace would be strengthened by establishing one brand for our securities business, separate from the Discover and NOVUS brands, which are already strong and established brands in our credit and transaction services business. Additionally, in an industry that puts great value on brand names and what they represent, we have found that the marketplace has been leading us to the Morgan Stanley Dean Witter name and attributing it to a preeminent global securities firm. The proposed name change does not reflect any change in the Company's strategic business focus. The Company plans to continue to leverage its leading market positions in each of its three primary businesses--securities, asset management and credit and transaction services-- to become the world's preeminent financial services firm.

  Under Delaware law, stockholders will not have any dissenters' or appraisal rights in connection with the proposed amendment. If the proposed name change becomes effective, it will not affect the rights of stockholders of the Company or the validity and transferability of certificates representing the Company's stock.

  If the proposed amendment is approved by the stockholders, it will become effective after filing a certificate of amendment required by the General Corporation Law of the State of Delaware. However, the Board of Directors may abandon the proposed amendment prior to effectiveness, without any further stockholder vote, if it determines that such action would be in the best interests of the Company and its stockholders.

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED CHANGE IN THE COMPANY'S NAME.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  Based on the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP as independent auditors to examine the consolidated financial statements of the Company for the fiscal year ending November 30, 1998 and to perform other appropriate accounting services.

  A proposal will be presented at the Annual Meeting to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors. A representative of Deloitte & Touche LLP is expected to be present at the meeting and will be available to respond to appropriate questions and make statements if the representative so desires. If the stockholders do not ratify this appointment, the Board of Directors will reconsider its appointment.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the 1999 annual meeting of stockholders must be received by the Secretary of the Company, 1585 Broadway, New York, New York 10036, not later than October 23, 1998 to be considered for inclusion in the Company's 1999 proxy materials.

                            ADDITIONAL INFORMATION

  THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 30, 1997, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE COMPANY'S OFFICE OF INVESTOR RELATIONS, 1221 AVENUE OF THE AMERICAS, 33RD FLOOR, NEW YORK, NEW YORK 10020 (TELEPHONE 800-733-2307).

                            PROXY/VOTING DIRECTIVE


                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
 THIS PROXY/VOTING DIRECTIVE IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    AND RELATES TO THE 1998 ANNUAL MEETING OF STOCKHOLDERS, MARCH 24, 1998


     For purposes of a preliminary vote and in accordance with and pursuant to
(i) Article IV, Section 4.1 of the Stockholders' Agreement dated as of February 14, 1986, as amended, among Morgan Stanley, Dean Witter, Discover & Co. (as successor to Morgan Stanley Group Inc.), a Delaware corporation (the "Company"), and the persons listed on Appendix A thereto and/or (ii) certain agreements entered into between the Company and certain former general partners of Miller Anderson & Sherrerd, LLP and/or (iii) certain agreements entered into between the Company and certain officers of Van Kampen American Capital, Inc. and/or
(iv) Appendix A to the Company's 1986 Stock Option Plan, as amended, and/or (v) Appendix A to the Company's Performance Unit Plan, as amended, and/or (vi) Appendix A to the award agreements or certificates entered into pursuant to the Company's 1988 Equity Incentive Compensation Plan, as amended (the "1988 EICP") and/or (vii) Appendix A to the award agreements or certificates entered into pursuant to the Company's 1995 Equity Incentive Compensation Plan, as amended (the "1995 EICP") and/or (viii) Exhibit B to the Trust Agreement (the "Trust Agreement") dated as of March 5, 1991, as amended, between the Company and State Street Bank and Trust Company, as trustee (collectively, the "Voting Agreements"), the undersigned, being subject to voting restrictions in one or more of such Voting Agreements, does hereby (A) vote the shares of Common Stock of the Company held by the undersigned which have been issued pursuant to, or are subject to, one or more of the Voting Agreements (other than the number of such shares that corresponds to the number of stock units awarded to the undersigned under the 1988 EICP and the 1995 EICP (the "Trust Shares") and are held by the trustee referred to above (the "Trustee")) in accordance with any instructions on the reverse side, and (B) instruct the Trustee to vote the Trust Shares in the preliminary vote in accordance with any instructions on the reverse side.

     With respect to shares of Common Stock (other than Trust Shares) of the Company held by the undersigned which have been issued pursuant to, or are subject to, one or more of the Voting Agreements (other than the Trust Agreement), the undersigned hereby appoints Christine A. Edwards, Robert G. Scott and Ronald T. Carman, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote the number of such shares of Common Stock of the Company which shares the undersigned has the power to vote at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on March 24, 1998 at the Hyatt Regency Grand Cypress Hotel, One Grand Cypress Boulevard, Orlando, Florida, and at any adjournments or postponements thereof, in accordance with the results of the preliminary vote referred to above irrespective of the instructions on the reverse side and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the Annual Meeting, upon all matters presented at the Annual Meeting but which were not known to the Board of Directors at a reasonable time before the solicitation of this proxy and upon such other business as may properly come before the the Annual Meeting.

     I hereby agree that all power and authority hereby conferred is coupled with an interest and is irrevocable and, to the extent not prohibited by law, shall not be terminated by any act of the undersigned or by operation of law or by the occurrence of any event whatsoever, including, without limitation, the death, incapacity, dissolution, liquidation, termination, bankruptcy, dissolution of marital relationship or insolvency of the undersigned or any similar event. If, after the execution of this document, any such event shall occur before the completion of the actions contemplated hereby, the above-designated attorneys and Trustee are nevertheless authorized and directed to complete all of such actions, to the extent required by the Voting Agreements.

     IN THE EVENT THAT THE UNDERSIGNED HAS EXECUTED THIS DOCUMENT, BUT HAS NOT INDICATED HIS OR HER VOTE ON ANY OF THE PROPOSALS ON THE REVERSE, THE NUMBER OF HIS OR HER SHARES (OTHER THAN TRUST SHARES) SUBJECT TO THE VOTING AGREEMENTS OR HELD ON HIS OR HER BEHALF WILL BE VOTED IN FAVOR OF ANY SUCH PROPOSAL FOR PURPOSES OF THE PRELIMINARY VOTE AMONG EMPLOYEE STOCKHOLDERS OF THE COMPANY WHO ARE SUBJECT TO ONE OR MORE VOTING AGREEMENTS.

--------------------------------------------------------------------------------

[X]  PLEASE MARK VOTES AS
     IN THE EXAMPLE USING
     BLACK OR BLUE INK

THIS PROXY/VOTING DIRECTIVE WILL BE VOTED AS DIRECTED IN THE PRELIMINARY VOTE. IF THIS PROXY/VOTING DIRECTIVE IS SIGNED AND RETURNED, BUT NO DIRECTION IS MADE, SHARES OF COMMON STOCK OTHER THAN TRUST SHARES WILL BE VOTED "FOR" ALL ITEMS SET FORTH BELOW IN THE PRELIMINARY VOTE. THE MORGAN STANLEY, DEAN WITTER, DISCOVER
& CO. BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING
PROPOSALS:


                                                                         FOR ALL
1. Proposal to elect as directors all nominees         FOR    WITHHOLD   EXCEPT
   listed (except as marked to the contrary below):    [_]      [_]        [_]

   NOMINEES: Robert P. Bauman, Edward A. Brennan, Diana D. Brooks and Clarence B. Rogers, Jr.

   INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" box and strike a line through the nominee's name.

2. Proposal to amend the Company's Certificate of      FOR    AGAINST    ABSTAIN
   Incorporation to change the corporate name to       [_]      [_]        [_]
   "Morgan Stanley Dean Witter & Co."

3. Proposal to ratify the appointment of Deloitte      FOR    AGAINST    ABSTAIN
   & Touche LLP as the Company's independent           [_]      [_]        [_]
   auditors for the fiscal year ending November
   30, 1998.


   IF YOU PLAN TO ATTEND THE ANNUAL
   MEETING, PLEASE CHECK THIS BOX.                     [_]


   Please make sure to sign and date this card using black or blue ink.

   Dated                           , 1998
        ---------------------------


   ---------------------------------------
   Signature

--------------------------------------------------------------------------------
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                PLEASE DETACH AT PERFORATION ALONG DOTTED LINE



                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.


         ------------------------------------------------------------

                                   IMPORTANT

               PLEASE SEND IN YOUR PROXY/VOTING DIRECTIVE TODAY!

             PLEASE DATE AND SIGN THE ENCLOSED PROXY/VOTING DIRECTIVE AND RETURN IT PROMPTLY. TO HAVE YOUR SHARES VOTED IN ACCORDANCE WITH YOUR DIRECTIONS IN THE PRELIMINARY VOTE, YOU MUST COMPLETE AND RETURN THE PROXY/VOTING DIRECTIVE SO THAT IT IS RECEIVED NOT LATER THAN MARCH 12, 1998.
         ------------------------------------------------------------

                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
                                 1585 BROADWAY
                           NEW YORK, NEW YORK 10036

                     1998 VOTING INSTRUCTION FORM ("VIF")

         FOR DEAN WITTER REYNOLDS INC. ACCOUNT EXECUTIVE PRODUCTIVITY
                        COMPENSATION PLAN PARTICIPANTS

Dean Witter Trust FSB, as Custodian under the Dean Witter Reynolds Inc. Account Executive Productivity Compensation Plan (the "Plan"), is hereby directed to vote, as indicated on the reverse side of this VIF, in person or by proxy, all of the shares of common stock of Morgan Stanley, Dean Witter, Discover & Co. (the "Company") in the undersigned's Plan account, at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on March 24, 1998 at 2:00 P.M., Eastern time, and at any and all adjournments or postponements thereof, upon the proposals listed on the reverse side of this VIF and more fully described in the Company's Notice of Annual Meeting of Stockholders dated February 20, 1998 and the accompanying Proxy Statement and, in its (or the proxies') discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the Annual Meeting, upon all matters presented at the Annual Meeting but which were not known to the Board of Directors at a reasonable time before the solicitation of this VIF and upon such other business as may properly come before the Annual Meeting. THE UNDERSIGNED UNDERSTANDS THAT, IF I SIGN, DATE AND RETURN THE VIF, THE CUSTODIAN OR PROXIES WILL VOTE FOR EACH PROPOSAL FOR WHICH I DO NOT GIVE VOTING INSTRUCTIONS AND IN THE DISCRETION OF THE CUSTODIAN OR PROXIES ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE UNDERSIGNED ALSO UNDERSTANDS THAT THIS VIF, PROPERLY COMPLETED, MUST BE RECEIVED NOT LATER THAN 5:00 P.M., EASTERN TIME, ON MARCH 20, 1998, OR THE CUSTODIAN WILL NOT VOTE THE SHARES IN MY PLAN ACCOUNT.


               PLEASE SIGN AND DATE THIS VIF ON THE OTHER SIDE.
                  A POSTAGE-PAID RETURN ENVELOPE IS ENCLOSED.

--------------------------------------------------------------------------------

[X]  PLEASE MARK VOTES AS
     IN THE EXAMPLE USING
     BLACK OR BLUE INK

THE MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:

                                                                         FOR ALL
1. Proposal to elect as directors all nominees         FOR    WITHHOLD   EXCEPT
   listed (except as marked to the contrary below):    [_]      [_]        [_]

   NOMINEES: Robert P. Bauman, Edward A. Brennan, Diana D. Brooks and Clarence B. Rogers, Jr.

   INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" box and strike a line through the nominee's name.

2. Proposal to amend the Company's Certificate of      FOR    AGAINST    ABSTAIN
   Incorporation to change the corporate name to       [_]      [_]        [_]
   "Morgan Stanley Dean Witter & Co."

3. Proposal to ratify the appointment of Deloitte      FOR    AGAINST    ABSTAIN
   & Touche LLP as the Company's independent           [_]      [_]        [_]
   auditors for the fiscal year ending November
   30, 1998.


                    IF YOU PLAN TO ATTEND THE          [_]
                    ANNUAL MEETING, PLEASE
                    CHECK THIS BOX


                       Dated,                          , 1998
                             --------------------------

                       Please sign name exactly as imprinted (do not print).


                       ---------------------------------------
                       Signature

--------------------------------------------------------------------------------

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                PLEASE DETACH AT PERFORATION ALONG DOTTED LINE



                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.


         ------------------------------------------------------------

                                   IMPORTANT

                        PLEASE SEND IN YOUR VIF TODAY!

               YOU ARE URGED TO DATE AND SIGN THE ENCLOSED VIF AND RETURN IT PROMPTLY. TO HAVE YOUR PLAN SHARES VOTED IN ACCORDANCE WITH YOUR DIRECTIONS, YOU MUST COMPLETE AND RETURN THE VIF SO THAT IT IS RECEIVED NOT LATER THAN 5:00 P.M., EASTERN TIME, ON MARCH 20, 1998.

         ------------------------------------------------------------

--------------------------------------------------------------------------------


                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
                                 1585 BROADWAY
                           NEW YORK, NEW YORK 10036

                     1998 VOTING INSTRUCTION FORM ("VIF")

                    FOR DEAN WITTER START PLAN PARTICIPANTS

Mellon Bank, N.A., as Trustee under the Dean Witter START Plan (Saving Today Affords Retirement Tomorrow) (the "Plan") is hereby directed to vote, as indicated on the reverse side of this VIF, in person or by proxy, all of the shares of common stock of Morgan Stanley, Dean Witter, Discover & Co. (the "Company") in the undersigned's Plan account, at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on March 24, 1998 at 2:00 P.M., Eastern time, and at any and all adjournments or postponements thereof, upon the proposals listed on the reverse side of this VIF and more fully described in the Company's Notice of Annual Meeting of Stockholders dated February 20, 1998 and the accompanying Proxy Statement and, in its (or the proxies') discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the Annual Meeting, upon all matters presented at the Annual Meeting but which were not known to the Board of Directors at a reasonable time before the solicitation of this VIF and upon such other business as may properly come before the Annual Meeting. THE UNDERSIGNED UNDERSTANDS THAT THIS VIF, PROPERLY COMPLETED, MUST BE RECEIVED NO LATER THAN 5:00 P.M., EASTERN TIME, ON MARCH 19, 1998 FOR MY SHARES TO BE VOTED IN ACCORDANCE WITH MY INSTRUCTIONS. THE UNDERSIGNED ALSO UNDERSTANDS THAT, IF I SIGN, DATE AND RETURN THIS VIF, THE TRUSTEE OR PROXIES WILL VOTE FOR EACH PROPOSAL FOR WHICH I DO NOT GIVE VOTING INSTRUCTIONS AND IN THE DISCRETION OF THE TRUSTEE OR PROXIES ON ALL MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE UNDERSIGNED FURTHER UNDERSTANDS THAT THE TRUSTEE INTENDS TO VOTE OR GRANT PROXIES WITH RESPECT TO ALL UNDIRECTED SHARES HELD UNDER THE PLAN IN THE SAME PROPORTION AS THE SHARES OF ALL PLAN PARTICIPANTS WHO HAVE TIMELY DELIVERED PROPERLY EXECUTED VOTING INSTRUCTIONS, UNLESS OTHERWISE REQUIRED BY LAW.

               PLEASE SIGN AND DATE THIS VIF ON THE OTHER SIDE.
                  A POSTAGE-PAID RETURN ENVELOPE IS ENCLOSED.
UNDER THE TERMS OF THE PLAN, THE TRUSTEE WILL HOLD YOUR VOTING INSTRUCTION IN
                                  CONFIDENCE.
-----------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
[X]  PLEASE MARK VOTES AS
     IN THE EXAMPLE USING
     BLACK OR BLUE INK

 THE MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:

                                                                        FOR ALL
1. Proposal to elect as directors all             FOR      WITHHOLD     EXCEPT
   nominees listed (except as marked              [_]        [_]          [_]
   to the contrary below):

   NOMINEES: Robert P. Bauman, Edward A. Brennan, Diana D. Brooks and Clarence B. Rogers, Jr.

   INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" box and strike a line through the nominee's name.

2. Proposal to amend the Company's Certificate    FOR      AGAINST     ABSTAIN
   of Incorporation to change the corporate       [_]        [_]         [_]
   name to "Morgan Stanley Dean Witter & Co."

3. Proposal to ratify the appointment of          FOR      AGAINST     ABSTAIN
   Deloitte & Touche LLP as the Company's         [_]        [_]         [_]
   independent auditors for the fiscal year ending November 30, 1998.


                 IF YOU PLAN TO ATTEND THE        [_]
                 ANNUAL MEETING, PLEASE
                 CHECK THIS BOX




                   Dated,                                 , 1998
                         ---------------------------------

                   Please sign name exactly as imprinted (do not print).


                   ---------------------------------------------
                   Signature



--------------------------------------------------------------------------------
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                PLEASE DETACH AT PERFORATION ALONG DOTTED LINE



                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.


        ---------------------------------------------------------------
                                   IMPORTANT

                        PLEASE SEND IN YOUR VIF TODAY!


          YOU ARE URGED TO DATE AND SIGN THE ENCLOSED VIF AND RETURN
          IT PROMPTLY. TO HAVE YOUR PLAN SHARES VOTED IN ACCORDANCE WITH YOUR DIRECTIONS, YOU MUST COMPLETE AND RETURN THE VIF
          SO THAT IT IS RECEIVED NOT LATER THAN 5:00 P.M., EASTERN TIME, ON MARCH 19, 1998.
        ---------------------------------------------------------------

                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
                                 1585 BROADWAY
                           NEW YORK, NEW YORK 10036

                     1998 VOTING INSTRUCTION FORM ("VIF")

                 FOR DEAN WITTER REYNOLDS INC. BRANCH MANAGER
                        COMPENSATION PLAN PARTICIPANTS

Dean Witter Trust FSB, as Custodian under the Dean Witter Reynolds Inc. Branch Manager Compensation Plan (the "Plan"), is hereby directed to vote, as indicated on the reverse side of this VIF, in person or by proxy, all of the shares of common stock of Morgan Stanley, Dean Witter, Discover & Co. (the "Company") in the undersigned's Plan account, at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on March 24, 1998 at 2:00 P.M., Eastern time, and at any and all adjournments or postponements thereof, upon the proposals listed on the reverse side of this VIF and more fully described in the Company's Notice of Annual Meeting of Stockholders dated February 20, 1998 and the accompanying Proxy Statement and, in its (or the proxies') discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the Annual Meeting, upon all matters presented at the Annual Meeting but which were not known to the Board of Directors at a reasonable time before the solicitation of this VIF and upon such other business as may properly come before the Annual Meeting. THE UNDERSIGNED UNDERSTANDS THAT, IF I SIGN, DATE AND RETURN THIS VIF, THE CUSTODIAN OR PROXIES WILL VOTE FOR EACH PROPOSAL FOR WHICH I DO NOT GIVE VOTING INSTRUCTIONS AND IN THE DISCRETION OF THE CUSTODIAN OR PROXIES ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE UNDERSIGNED ALSO UNDERSTANDS THAT THIS VIF, PROPERLY COMPLETED, MUST BE RECEIVED NO LATER THAN 5:00 P.M., EASTERN TIME, ON MARCH 20, 1998, OR THE CUSTODIAN WILL NOT VOTE THE SHARES IN MY PLAN ACCOUNT.


               PLEASE SIGN AND DATE THIS VIF ON THE OTHER SIDE.
                  A POSTAGE-PAID RETURN ENVELOPE IS ENCLOSED.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
[X]  PLEASE MARK VOTES AS
     IN THE EXAMPLE USING
     BLACK OR BLUE INK

 THE MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:

                                                                        FOR ALL
1. Proposal to elect as directors all             FOR      WITHHOLD     EXCEPT
   nominees listed (except as marked              [_]        [_]          [_]
   to the contrary below):

   NOMINEES: Robert P. Bauman, Edward A. Brennan, Diana D. Brooks and Clarence B. Rogers, Jr.

   INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" box and strike a line through the nominee's name.

2. Proposal to amend the Company's Certificate    FOR      AGAINST     ABSTAIN
   of Incorporation to change the corporate       [_]        [_]         [_]
   name to "Morgan Stanley Dean Witter & Co."

3. Proposal to ratify the appointment of          FOR      AGAINST     ABSTAIN
   Deloitte & Touche LLP as the Company's         [_]        [_]         [_]
   independent auditors for the fiscal year ending November 30, 1998.


                 IF YOU PLAN TO ATTEND THE        [_]
                 ANNUAL MEETING, PLEASE
                 CHECK THIS BOX




                   Dated,                                 , 1998
                         ---------------------------------

                   Please sign name exactly as imprinted (do not print).


                   ---------------------------------------------
                   Signature



--------------------------------------------------------------------------------
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                PLEASE DETACH AT PERFORATION ALONG DOTTED LINE



                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

       ---------------------------------------------------------------
                                   IMPORTANT

                        PLEASE SEND IN YOUR VIF TODAY!

          YOU ARE URGED TO DATE AND SIGN THE ENCLOSED VIF AND RETURN IT PROMPTLY. TO HAVE YOUR PLAN SHARES VOTED IN ACCORDANCE WITH YOUR DIRECTIONS, YOU MUST COMPLETE AND RETURN THE VIF SO THAT IT IS RECEIVED NOT LATER THAN 5:00 P.M., EASTERN TIME, ON MARCH 20, 1998.
       ---------------------------------------------------------------

--------------------------------------------------------------------------------


                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
                                 1585 BROADWAY
                           NEW YORK, NEW YORK 10036

                     1998 VOTING INSTRUCTION FORM ("VIF")

          FOR SPS TRANSACTION SERVICES, INC. START PLAN PARTICIPANTS

Mellon Bank, N.A., as Trustee under the SPS Transaction Services, Inc. START Plan (Saving Today Affords Retirement Tomorrow) (the "Plan"), is hereby directed to vote, as indicated on the reverse side of this VIF, in person or by proxy, all of the shares of common stock of Morgan Stanley, Dean Witter, Discover & Co. (the "Company") in the undersigned's Plan account, at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on March 24, 1998 at 2:00 P.M., Eastern time, and at any and all adjournments or postponements thereof, upon the proposals listed on the reverse side of this VIF and more fully described in the Company's Notice of Annual Meeting of Stockholders dated February 20, 1998 and the accompanying Proxy Statement and, in its (or the proxies') discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the Annual Meeting, upon all matters presented at the Annual Meeting but which were not known to the Board of Directors at a reasonable time before the solicitation of this VIF and upon such other business as may properly come before the Annual Meeting. THE UNDERSIGNED UNDERSTANDS THAT THIS VIF, PROPERLY COMPLETED, MUST BE RECEIVED NO LATER THAN 5:00 P.M., EASTERN TIME, ON MARCH 19, 1998 FOR MY SHARES TO BE VOTED IN ACCORDANCE WITH MY INSTRUCTIONS. THE UNDERSIGNED ALSO UNDERSTANDS THAT, IF I SIGN, DATE AND RETURN THIS VIF, THE TRUSTEE OR PROXIES WILL VOTE FOR EACH PROPOSAL FOR WHICH I DO NOT GIVE VOTING INSTRUCTIONS AND IN THE DISCRETION OF THE TRUSTEE OR PROXIES ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE UNDERSIGNED FURTHER UNDERSTANDS THAT THE TRUSTEE INTENDS TO VOTE OR GRANT PROXIES WITH RESPECT TO ALL UNDIRECTED SHARES HELD UNDER THE PLAN IN THE SAME PROPORTION AS THE SHARES OF ALL PLAN PARTICIPANTS WHO HAVE TIMELY DELIVERED PROPERLY EXECUTED VOTING INSTRUCTIONS, UNLESS OTHERWISE REQUIRED BY LAW.

               PLEASE SIGN AND DATE THIS VIF ON THE OTHER SIDE.
                  A POSTAGE-PAID RETURN ENVELOPE IS ENCLOSED.
UNDER THE TERMS OF THE PLAN, THE TRUSTEE WILL HOLD YOUR VOTING INSTRUCTION IN
                                  CONFIDENCE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
[X]  PLEASE MARK VOTES AS
     IN THE EXAMPLE USING
     BLACK OR BLUE INK

 THE MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:

                                                                        FOR ALL
1. Proposal to elect as directors all             FOR      WITHHOLD     EXCEPT
   nominees listed (except as marked              [_]        [_]          [_]
   to the contrary below):

   NOMINEES: Robert P. Bauman, Edward A. Brennan, Diana D. Brooks and Clarence B. Rogers, Jr.

   INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" box and strike a line through the nominee's name.

2. Proposal to amend the Company's Certificate    FOR      AGAINST     ABSTAIN
   of Incorporation to change the corporate       [_]        [_]         [_]
   name to "Morgan Stanley Dean Witter & Co."

3. Proposal to ratify the appointment of          FOR      AGAINST     ABSTAIN
   Deloitte & Touche LLP as the Company's         [_]        [_]         [_]
   independent auditors for the fiscal year ending November 30, 1998.


                 IF YOU PLAN TO ATTEND THE        [_]
                 ANNUAL MEETING, PLEASE
                 CHECK THIS BOX




                   Dated,                                 , 1998
                         ---------------------------------

                   Please sign name exactly as imprinted (do not print).

                   ---------------------------------------------
                   Signature



--------------------------------------------------------------------------------
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                PLEASE DETACH AT PERFORATION ALONG DOTTED LINE



                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

       ---------------------------------------------------------------

                                   IMPORTANT

                        PLEASE SEND IN YOUR VIF TODAY!


          YOU ARE URGED TO DATE AND SIGN THE ENCLOSED VIF AND RETURN IT PROMPTLY. TO HAVE YOUR PLAN SHARES VOTED IN ACCORDANCE WITH YOUR DIRECTIONS, YOU MUST COMPLETE AND RETURN THE VIF SO THAT IT IS RECEIVED NOT LATER THAN 5:00 P.M., EASTERN TIME, ON MARCH 19, 1998.
       ---------------------------------------------------------------

                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
                                 1585 BROADWAY
                           NEW YORK, NEW YORK 10036

                     1998 VOTING INSTRUCTION FORM ("VIF")

           FOR MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. EMPLOYEE
                       STOCK PURCHASE PLAN PARTICIPANTS

Dean Witter Trust FSB, as Custodian under the Morgan Stanley, Dean Witter, Discover & Co. Employee Stock Purchase Plan (the "Plan"), is hereby directed to vote, as indicated on the reverse side of this VIF, in person or by proxy, all of the shares of common stock of Morgan Stanley, Dean Witter, Discover & Co. (the "Company") in the undersigned's Plan account at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on March 24, 1998 at 2:00 P.M., Eastern time, and at any and all adjournments or postponements thereof, upon the proposals listed on the reverse side of this VIF and more fully described in the Company's Notice of Annual Meeting of Stockholders dated February 20, 1998 and the accompanying Proxy Statement and, in its (or the proxies') discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the Annual Meeting, upon all matters presented at the Annual Meeting but which were not known to the Board of Directors at a reasonable time before the solicitation of this VIF and upon such other business as may properly come before the Annual Meeting. THE UNDERSIGNED UNDERSTANDS THAT, IF I SIGN, DATE AND RETURN THIS VIF, THE CUSTODIAN OR PROXIES WILL VOTE FOR EACH PROPOSAL FOR WHICH I DO NOT GIVE VOTING INSTRUCTIONS AND IN THE DISCRETION OF THE CUSTODIAN OR PROXIES ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE UNDERSIGNED ALSO UNDERSTANDS THAT THIS VIF, PROPERLY COMPLETED, MUST BE RECEIVED NOT LATER THAN 5:00 P.M., EASTERN TIME, ON MARCH 20, 1998 OR THE CUSTODIAN WILL NOT VOTE THE SHARES IN MY PLAN ACCOUNT.


               PLEASE SIGN AND DATE THIS VIF ON THE OTHER SIDE.
                  A POSTAGE-PAID RETURN ENVELOPE IS ENCLOSED.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
[X]  PLEASE MARK VOTES AS
     IN THE EXAMPLE USING
     BLACK OR BLUE INK

 THE MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:

                                                                        FOR ALL
1. Proposal to elect as directors all             FOR      WITHHOLD     EXCEPT
   nominees listed (except as marked              [_]        [_]          [_]
   to the contrary below):

   NOMINEES: Robert P. Bauman, Edward A. Brennan, Diana D. Brooks and Clarence B. Rogers, Jr.

   INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" box and strike a line through the nominee's name.

2. Proposal to amend the Company's Certificate    FOR      AGAINST     ABSTAIN
   of Incorporation to change the corporate       [_]        [_]         [_]
   name to "Morgan Stanley Dean Witter & Co."

3. Proposal to ratify the appointment of          FOR      AGAINST     ABSTAIN
   Deloitte & Touche LLP as the Company's         [_]        [_]         [_]
   independent auditors for the fiscal year ending November 30, 1998.


                 IF YOU PLAN TO ATTEND THE        [_]
                 ANNUAL MEETING, PLEASE
                 CHECK THIS BOX




                   Dated,                                 , 1998
                         ---------------------------------

                   Please sign name exactly as imprinted (do not print).


                   ---------------------------------------------
                   Signature



--------------------------------------------------------------------------------
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                PLEASE DETACH AT PERFORATION ALONG DOTTED LINE



                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.


        ---------------------------------------------------------------
                                   IMPORTANT

                        PLEASE SEND IN YOUR VIF TODAY!

          YOU ARE URGED TO DATE AND SIGN THE ENCLOSED VIF AND RETURN IT PROMPTLY. TO HAVE YOUR PLAN SHARES VOTED IN ACCORDANCE WITH YOUR DIRECTIONS, YOU MUST COMPLETE AND RETURN THE VIF SO THAT IT IS RECEIVED NOT LATER THAN 5:00 P.M., EASTERN TIME, ON MARCH 20, 1998.
       ---------------------------------------------------------------

--------------------------------------------------------------------------------

                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
                                 1585 BROADWAY
                           NEW YORK, NEW YORK 10036

                     1998 VOTING INSTRUCTION FORM ("VIF")

       FOR MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. AND SUBSIDIARIES
                  EMPLOYEE STOCK OWNERSHIP PLAN PARTICIPANTS

The Northern Trust Company, as trustee (the "ESOP Trustee") under the Morgan Stanley, Dean Witter, Discover & Co. and Subsidiaries Employee Stock Ownership Plan (the "ESOP Plan"), is hereby directed to vote, as indicated on the reverse side of this VIF, in person or by proxy, all of the shares of preferred stock allocated to the undersigned's ESOP Plan account (the "ESOP Stock") at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on March 24, 1998 at 2:00 P.M. Eastern time and any adjournments or postponements thereof, and in its (or the proxies') discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the Annual Meeting, upon all matters presented at the Annual Meeting but which were not known to the Board of Directors at a reasonable time before the solicitation of this VIF and upon such other business as may properly come before the Annual Meeting. THE UNDERSIGNED UNDERSTANDS THAT, SUBJECT TO THE TERMS OF THE TRUST AGREEMENT, THE ESOP TRUSTEE WILL NOT VOTE ANY ESOP STOCK FOR WHICH NO INSTRUCTION IS RECEIVED. THE UNDERSIGNED ALSO UNDERSTANDS THAT THIS VIF, PROPERLY COMPLETED, MUST BE RECEIVED NOT LATER THAN 5:00 P.M., EASTERN TIME, ON MARCH 20, 1998 OR, SUBJECT TO THE TERMS OF THE TRUST AGREEMENT, THE ESOP TRUSTEE WILL NOT VOTE THE ESOP STOCK. THE UNDERSIGNED FURTHER UNDERSTANDS THAT THE ESOP TRUSTEE INTENDS TO VOTE OR GRANT PROXIES WITH RESPECT TO ALL UNALLOCATED SHARES HELD UNDER THE ESOP PLAN IN THE SAME PROPORTION AS THE SHARES OF ALL ESOP PLAN PARTICIPANTS WHO HAVE TIMELY DELIVERED PROPERLY EXECUTED VOTING INSTRUCTIONS (WITH NEITHER AN ABSTENTION NOR NONINSTRUCTION BEING DEEMED A VOTING INSTRUCTION TO THE ESOP TRUSTEE FOR THIS PURPOSE), UNLESS OTHERWISE REQUIRED BY LAW.



               PLEASE SIGN AND DATE THIS VIF ON THE OTHER SIDE.
                  A POSTAGE-PAID RETURN ENVELOPE IS ENCLOSED.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
[X]  PLEASE MARK VOTES AS
     IN THE EXAMPLE USING
     BLACK OR BLUE INK

 THE MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:

                                                                        FOR ALL
1. Proposal to elect as directors all             FOR      WITHHOLD     EXCEPT
   nominees listed (except as marked              [_]        [_]          [_]
   to the contrary below):

   NOMINEES: Robert P. Bauman, Edward A. Brennan, Diana D. Brooks and Clarence B. Rogers, Jr.

   INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" box and strike a line through the nominee's name.

2. Proposal to amend the Company's Certificate    FOR      AGAINST     ABSTAIN
   of Incorporation to change the corporate       [_]        [_]         [_]
   name to "Morgan Stanley Dean Witter & Co."

3. Proposal to ratify the appointment of          FOR      AGAINST     ABSTAIN
   Deloitte & Touche LLP as the Company's         [_]        [_]         [_]
   independent auditors for the fiscal year ending November 30, 1998.


                 IF YOU PLAN TO ATTEND THE        [_]
                 ANNUAL MEETING, PLEASE
                 CHECK THIS BOX




                   Dated,                                 , 1998
                         ---------------------------------

                   Please sign name exactly as imprinted (do not print).

                   ---------------------------------------------
                   Signature



--------------------------------------------------------------------------------
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                PLEASE DETACH AT PERFORATION ALONG DOTTED LINE



                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.


       ---------------------------------------------------------------

                                   IMPORTANT

                        PLEASE SEND IN YOUR VIF TODAY!

          YOU ARE URGED TO DATE AND SIGN THE ENCLOSED VIF AND RETURN IT PROMPTLY. TO HAVE YOUR PLAN SHARES VOTED IN ACCORDANCE WITH YOUR DIRECTIONS, YOU MUST COMPLETE AND RETURN THE VIF SO THAT IT IS RECEIVED NOT LATER THAN 5:00 P.M., EASTERN TIME, ON MARCH 20, 1998.
       ---------------------------------------------------------------

--------------------------------------------------------------------------------


                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
     DIRECTORS FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS, MARCH 24, 1998

     The undersigned hereby appoints Christine A. Edwards, Robert G. Scott and Ronald T. Carman, and each of them, attorneys and proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of the Company which the undersigned is entitled in any capacity to vote if personally present at the 1998 Annual Meeting of Stockholders to be held on March 24, 1998 at the Hyatt Regency Grand Cypress Hotel, One Grand Cypress Boulevard, Orlando, Florida, and at any adjournments or postponements thereof, in accordance with the instructions set forth in this Proxy and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the Annual Meeting, upon all matters presented at the Annual Meeting but which were not known to the Board of Directors at a reasonable time before the solicitation of this proxy and upon such other business as may properly come before the Annual Meeting.









    PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES



-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
[X]  PLEASE MARK VOTES AS
     IN THE EXAMPLE USING
     BLACK OR BLUE INK

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ALL ITEMS SET FORTH BELOW. THE MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS:


                                                                        FOR ALL
1. Proposal to elect as directors all             FOR      WITHHOLD     EXCEPT
   nominees listed (except as marked              [_]        [_]          [_]
   to the contrary below):

   NOMINEES: Robert P. Bauman, Edward A. Brennan, Diana D. Brooks and Clarence B. Rogers, Jr.

   INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" box and strike a line through the nominee's name.

2. Proposal to amend the Company's Certificate    FOR      AGAINST     ABSTAIN
   of Incorporation to change the corporate       [_]        [_]         [_]
   name to "Morgan Stanley Dean Witter & Co."

3. Proposal to ratify the appointment of          FOR      AGAINST     ABSTAIN
   Deloitte & Touche LLP as the Company's         [_]        [_]         [_]
   independent auditors for the fiscal year ending November 30, 1998.


   IF YOU PLAN TO ATTEND THE ANNUAL               [_]
   MEETING, PLEASE CHECK THIS BOX

                               Date,                                  , 1998
                                     ---------------------------------

   Please sign name exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, adminis-trators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity.








-------------------------------------  ---------------------------------------
            Signature                  Co-Owner (if any) sign in the box above

------------------------------------------------------------------------------
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                PLEASE DETACH AT PERFORATION ALONG DOTTED LINE


                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

         ------------------------------------------------------------
                                   IMPORTANT

                       PLEASE SEND IN YOUR PROXY TODAY!

         YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY. TO HAVE YOUR SHARES VOTED IN ACCORDANCE WITH YOUR DIRECTIONS, YOU MUST COMPLETE AND RETURN THE PROXY SO THAT IT IS RECEIVED NOT LATER THAN 5:00 P.M., EASTERN TIME, ON MARCH 20, 1998.

         ------------------------------------------------------------


                        -------------------------------

                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
                                 1585 BROADWAY
                           NEW YORK, NEW YORK 10036

                     1998 VOTING INSTRUCTION FORM ("VIF")

     FOR MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. 1988 EQUITY INCENTIVE
          COMPENSATION PLAN, 1995 EQUITY INCENTIVE COMPENSATION PLAN
             AND EMPLOYEES' EQUITY ACCUMULATION PLAN PARTICIPANTS

State Street Bank and Trust Company, as trustee (the "Trustee") under the Trust Agreement dated as of April 1, 1994, as amended, is hereby directed to vote, as indicated on the reverse side of this VIF, in person or by proxy, all of the shares of Common Stock of the Company allocated to the undersigned pursuant to the Company's 1988 Equity Incentive Compensation Plan, as amended, the Company's 1995 Equity Incentive Compensation Plan, as amended, or the Company's Employees' Equity Accumulation Plan, as amended (the "EICP Stock"), not subject to any voting agreement, at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on March 24, 1998 at 2:00 P.M., Eastern time and any adjournments or postponements thereof, and in its (or the proxies') discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the Annual Meeting, upon all matters presented at the Annual Meeting but which were not known to the Board of Directors at a reasonable time before the solicitation of this VIF and upon such other business as may properly come before the Annual Meeting. THE UNDERSIGNED UNDERSTANDS THAT THE TRUSTEE WILL NOT VOTE ANY EICP STOCK FOR WHICH NO INSTRUCTION IS RECEIVED. THE UNDERSIGNED ALSO UNDERSTANDS THAT THIS VIF, PROPERLY COMPLETED, MUST BE RECEIVED NOT LATER THAN 5:00 P.M., EASTERN TIME, ON MARCH 20, 1998 OR THE TRUSTEE WILL NOT VOTE THE EICP STOCK.


               PLEASE SIGN AND DATE THIS VIF ON THE OTHER SIDE.
                  A POSTAGE-PAID RETURN ENVELOPE IS ENCLOSED.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
[X]  PLEASE MARK VOTES AS
     IN THE EXAMPLE USING
     BLACK OR BLUE INK

 THE MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:

                                                                        FOR ALL
1. Proposal to elect as directors all             FOR      WITHHOLD     EXCEPT
   nominees listed (except as marked              [_]        [_]          [_]
   to the contrary below):

   NOMINEES: Robert P. Bauman, Edward A. Brennan, Diana D. Brooks and Clarence B. Rogers, Jr.

   INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" box and strike a line through the nominee's name.

2. Proposal to amend the Company's Certificate    FOR      AGAINST     ABSTAIN
   of Incorporation to change the corporate       [_]        [_]         [_]
   name to "Morgan Stanley Dean Witter & Co."

3. Proposal to ratify the appointment of          FOR      AGAINST     ABSTAIN
   Deloitte & Touche LLP as the Company's         [_]        [_]         [_]
   independent auditors for the fiscal year ending November 30, 1998.


                 IF YOU PLAN TO ATTEND THE        [_]
                 ANNUAL MEETING, PLEASE
                 CHECK THIS BOX




                   Dated,                                 , 1998
                         ---------------------------------

                   Please sign name exactly as imprinted (do not print).

                   ---------------------------------------------
                   Signature



--------------------------------------------------------------------------------
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                PLEASE DETACH AT PERFORATION ALONG DOTTED LINE



                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.


       ---------------------------------------------------------------

                                   IMPORTANT

                        PLEASE SEND IN YOUR VIF TODAY!

          YOU ARE URGED TO DATE AND SIGN THE ENCLOSED VIF AND RETURN IT PROMPTLY. TO HAVE YOUR PLAN SHARES VOTED IN ACCORDANCE WITH YOUR DIRECTIONS, YOU MUST COMPLETE AND RETURN THE VIF SO THAT IT IS RECEIVED NOT LATER THAN 5:00 P.M., EASTERN TIME, ON MARCH 20, 1998.
       ---------------------------------------------------------------

                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
                                 1585 BROADWAY
                           NEW YORK, NEW YORK 10036

                                                              February 20, 1998

Dear Employee Stockholder:

  You are entitled to participate in the Preliminary Vote of certain of the Company's employee stockholders concerning the matters to be voted on at the Company's 1998 Annual Meeting of Stockholders. The Preliminary Vote will be taken on Thursday, March 12, 1998. A proxy/voting directive card and the Proxy Statement describing the matters to be voted on in the Preliminary Vote and at the Annual Meeting are enclosed. Kindly complete, sign and return the proxy/voting directive card in the enclosed envelope on or before March 12, 1998.

  The outcome of the Preliminary Vote will determine how shares of the Company's Common Stock that are subject to the Preliminary Vote will be voted at the Annual Meeting, so it is essential that you vote in the Preliminary Vote. At the Annual Meeting, the following procedures will apply to shares of Common Stock subject to the Preliminary Vote.

  . All of the shares of Common Stock held in the Company's "rabbi" trust holding shares subject to the Preliminary Vote, including shares corresponding to your stock units, will be voted at the Annual Meeting by State Street Bank and Trust Company, as Trustee of the "rabbi" trust, in accordance with the vote of the majority of the Common Stock voted in the Preliminary Vote.

  . If you wish to vote any shares of Common Stock you own that are subject to the Preliminary Vote, you must grant an irrevocable proxy to Christine
    A. Edwards, Robert G. Scott and Ronald T. Carman to vote such shares at the Annual Meeting in accordance with the vote of the majority of the Common Stock voted in the Preliminary Vote on all matters submitted to the Preliminary Vote and in the proxies' discretion on any other matter properly coming before the Annual Meeting. You will not be able to vote your shares of Common Stock subject to the Preliminary Vote in any other manner.

By completing, signing and returning the enclosed proxy/voting directive card, you are participating in the Preliminary Vote and granting the proxy.

  If you own shares of Common Stock that are not subject to the Preliminary Vote, or if you have shares of ESOP Stock allocated to you in the ESOP, you may vote these shares in your discretion at the Annual Meeting. You should receive separate mailings containing materials (e.g., proxy or voting directive card, and the Company's 1997 Annual Report to Stockholders) so you can vote these shares. ESOP Stock may be voted by directing The Northern Trust Company, as Trustee of the ESOP, to vote. Common Stock that is not subject to the Preliminary Vote may be voted in the manner described in the Proxy Statement. If you own Common Stock that is not subject to the Preliminary Vote, or if you have ESOP Stock allocated to you, and you have not received the appropriate mailings, please contact Investor Relations at (212) 762-8131.

  Of course, you are welcome to attend the Annual Meeting. Thank you for your participation in the Preliminary Vote.

Very truly yours,

/s/ Philip J. Purcell                     /s/ John J. Mack
Philip J. Purcell                         John J. Mack
Chairman and Chief Executive Officer      President and Chief Operating
                                          Officer